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                                                                   Exhibit 10.13

[LOGO]

                  AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION


           STANDARD INDUSTRIAL/COMMERCIAL SINGLE-TENANT LEASE -- NET
               (DO NOT USE THIS FORM FOR MULTI-TENANT BUILDINGS)


1.    BASIC PROVISIONS ("Basic Provisions")

      1.1 PARTIES: This Lease ("LEASE"), dated for reference purposes only November 15, 1998, is made by and between AEW/Parker South, LLC, a Delaware limited liability company ("LESSOR") and QLogic, a Delaware corporation ("LESSEE"), (collectively the "PARTIES," or individually a "PARTY").

      1.2 PREMISES: That certain real property, including all improvements therein or to be provided by Lessor under the terms of this Lease, and commonly known as * located in the County of *, State of *, and generally described as (describe briefly the nature of the property and, if applicable, the "PROJECT", if the property is located within a Project) * ("PREMISES"). (See also Paragraph 2)

      1.3 TERM: * years and ____ months ("ORIGINAL TERM") commencing * ("Commencement Date") and ending _________ ("EXPIRATION DATE"). (See also Paragraph 3)

      1.4   EARLY POSSESSION: * ("EARLY POSSESSION DATE"). (See also Paragraphs
3.2 and 3.3)

      1.5 BASE RENT: $* per month ("BASE RENT"), payable on the * day of each month commencing ________. (See also Paragraph 4)

[ ] If this box is checked, there are provisions in this Lease for the Base Rent to be adjusted.

      1.7   SECURITY DEPOSIT: $* ("SECURITY DEPOSIT"). (See also Paragraph 5)

      1.8   AGREED USE: ____________________________________________________.
(See also Paragraph 6)

      1.9 INSURING PARTY: Lessor is the "INSURING PARTY" unless otherwise stated herein. (See also Paragraph 8)

      1.10  REAL ESTATE BROKERS: (See also Paragraph 15)

            (a) REPRESENTATION: The following real estate brokers (collectively, the "BROKERS") and brokerage relationships exist in this transaction (check applicable boxes):

[ ]   __________________ represents Lessor exclusively ("LESSOR'S BROKER");

[ ]   __________________ represents Lessee exclusively ("LESSEE'S BROKER"); or

[X]   CB Richard Ellis represents both Lessor and Lessee ("DUAL AGENCY").

      1.12 ADDENDA AND EXHIBITS: Attached hereto is an Addendum and Exhibits attached hereto, all of which constitute a part of this Lease.

2.    PREMISES.

      2.1 LETTING. Lessor hereby leases to Lessee, and Lessee hereby leases from Lessor, the Premises, for the term, at the rental, and upon all of the terms, covenants and conditions set forth in this Lease.

      2.2 CONDITION. Lessor shall deliver the Premises to Lessee broom clean and free of debris on the Commencement Date or the Early Possession Date, whichever first occurs ("START DATE"), and, so long as the required service contracts described in Paragraph 7.1(b) below are obtained by Lessee within thirty (30) days following the Start Date, warrants that the existing electrical, plumbing, fire sprinkler, lighting, heating, ventilating and air condition systems ("HVAC"), loading doors, if any, and all other such elements in the Premises, other than those constructed by Lessee, shall be in good operating condition on said date and that the structural elements of the roof, bearing walls and foundation of any buildings on the Premises (the "BUILDING") shall be free of material defects. If a non-compliance with said warranty exists as of the Start Date, Lessor shall, as Lessor's sole obligation with respect to such matter, except as otherwise provided in this Lease, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, rectify same at Lessor's expense. If, after the Start Date, Lessee does not give Lessor written notice of any non-compliance with this warranty within: (i) the Warranty Period as to the roof system, foundations and bearing walls, (ii) the Warranty Period as to the HVAC systems, (iii) the Warranty Period as to the remaining systems and other elements of the Building, correction of such non-compliance shall be the obligation of Lessee at Lessee's sole cost and expense.

      2.3 COMPLIANCE. Lessor warrants that the improvements on the Premises comply with all applicable laws, covenants or restrictions of record, building codes, regulations and ordinances ("APPLICABLE REQUIREMENTS") in effect on the Start Date. Said warranty does not apply to the use beyond normal office use to which Lessee will put the Premises or to any Alterations or Lessee installed Utility Installations (as defined in Paragraph 7.3(a)) made or to be made by Lessee. NOTE: Lessee is responsible for determining whether or not the zoning is appropriate for Lessee's intended use, and acknowledges that past uses of the Premises may no longer be allowed. If the Premises do not comply with said warranty, Lessor shall, except as otherwise provided, promptly after receipt of written notice from Lessee setting forth with specificity the nature and extent of such non-compliance, rectify the same at Lessor's expense. If Lessee does not give Lessor written notice of a non-compliance with this warranty within the Warranty Period, correction of that non-compliance shall be the obligation of Lessee at Lessee's sole cost and expense. If the Applicable Requirements are hereafter changed (as opposed to being in existence at the Start Date, which is addressed in Paragraph 6.3(e) below) so as to require during the term of this Lease the construction of an addition to or an alteration of the Building, the remediation of any Hazardous Substance, or the reinforcement or other physical modification of the Building ("CAPITAL EXPENDITURE"), Lessor and Lessee shall allocate the cost of such work as follows:



* = See Addendum                                            Initials
                                                                    ------------
(C) 1997 -- American Industrial Real Estate Association         FORM 204N-R-2/97

                                     PAGE 1

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        (a) Subject to Paragraph 2.3(c) below, if such Capital Expenditures are required as a result of the specific and unique use of the Premises by Lessee as compared with uses by tenants in general, Lessee shall be fully responsible for the cost thereof, provided, however that if such Capital Expenditure is required during the last two (2) years of this Lease and the cost thereof exceeds six (6) months' Base Rent, Lessee may instead terminate this Lease unless Lessor notifies Lessee, in writing, within ten (10) days after receipt of Lessee's termination notice that Lessor has elected to pay the difference between the actual cost thereof and the amount equal to six (6) months' Base Rent. If Lessee elects termination, Lessee shall immediately cease the use of the Premises which requires such Capital Expenditure and deliver to Lessor written notice specifying a termination date at least ninety (90) days thereafter. Such termination date shall, however, in no event be earlier than the last day that Lessee could legally utilize the Premises without commencing such Capital Expenditure.

        (b) If such Capital Expenditure is not the result of the specific and unique use of the Premises by Lessee (such as, governmentally mandated seismic modifications), then Lessor and Lessee shall allocate the obligation to pay for such costs pursuant to the provisions of Paragraph 7.1(c); provided, however, that if such Capital Expenditure is required during the last two years of this Lease or if Lessor reasonably determines that it is not economically feasible to pay its share thereof, Lessor shall have the option to terminate this Lease upon ninety (90) days prior written notice to Lessee unless Lessee notifies Lessor, in writing, within ten (10) days after receipt of Lessor's termination notice that Lessee will pay for such Capital Expenditure. If Lessor does not elect to terminate, and fails to tender its share of any such Capital Expenditure, Lessee may advance such funds and deduct same, with interest, from Rent until Lessor's share of such costs have been fully paid. If Lessee is unable to finance Lessor's share, or if the balance of the Rent due and payable for the remainder of this Lease is not sufficient to fully reimburse Lessee on an offset basis, Lessee shall have the right to terminate this Lease upon thirty (30) days written notice to Lessor.

        (c) Notwithstanding the above, the provisions concerning Capital Expenditures are intended to apply only to non-voluntary, unexpected, and new Applicable Requirements. If the Capital Expenditures are instead triggered by Lessee as a result of an actual or proposed change in use, change in intensity of use, or modification to the Premises then, and in that event, Lessee shall be fully responsible for the cost thereof, and Lessee shall not have any right to terminate this Lease.

      2.4 ACKNOWLEDGEMENTS. Lessee acknowledges that: (a) it has been advised by Lessor and/or Brokers to satisfy itself with respect to the condition of the Premises (including but not limited to the electrical, HVAC and fire sprinkler systems, security, environmental aspects, and compliance with Applicable Requirements), and their suitability for Lessee's intended use,
(b) Lessee has made such investigation as it deems necessary with reference to such matters and assumes all responsibility therefor as the same relate to its occupancy of the Premises, and (c) neither Lessor, Lessor's agents, nor any Broker has made any oral or written representations or warranties with respect to said matters other than as set forth in this Lease. In addition, Lessor acknowledges that: (a) Broker has made no representations, promises or warranties concerning Lessee's ability to honor the Lease or suitability to occupy the Premises, and (b) it is Lessor's sole responsibility to investigate the financial capability and/or suitability of all proposed tenants.

3.    TERM.

      3.1 TERM. The Commencement Date, Expiration Date and Original Term of this Lease are as specified in Paragraph 1.3.

      3.4 LESSEE COMPLIANCE. Lessor shall not be required to tender possession of the Premises to Lessee until Lessee complies with its obligation to provide evidence of insurance (Paragraph 8.5). Pending delivery of such evidence, Lessee shall be required to perform all of its obligations under this Lease from and after the Start Date, including the payment of Rent, notwithstanding Lessor's election to withhold possession pending receipt of such evidence of insurance. Further, if Lessee is required to perform any other conditions prior to or concurrent with the Start Date, the Start Date shall occur but Lessor may elect to withhold possession until such conditions are satisfied.

4.    RENT.

     4.1 RENT DEFINED. All monetary obligations of Lessee to Lessor under the terms of this Lease (except for the Security Deposit) are deemed to be rent ("RENT").

     4.2 PAYMENT. Lessee shall cause payment of Rent to be received by Lessor in lawful money of the United States, without offset or deduction (except as specifically permitted in this Lease), on or before the day on which it is due. Rent for any period during the term hereof which is for less than one (1) full calendar month shall be prorated based upon the actual number of days of said month. Payment of Rent shall be made to Lessor at its address stated herein or to such other persons or place as Lessor may from time to time designate in writing. Acceptance of a payment which is less than the amount then due shall not be a waiver of Lessor's rights to the balance of such Rent, regardless of Lessor's endorsement of any check so stating.

5. SECURITY DEPOSIT. Lessee shall deposit with Lessor upon execution hereof the Security Deposit as security for Lessee's faithful performance of its obligations under this Lease. If Lessee fails to pay Rent, or otherwise Defaults under this Lease, Lessor may use, apply or retain all or any portion of said Security Deposit for the payment of any amount due Lessor or to reimburse or compensate Lessor for any loss or damage which Lessor may suffer or incur by reason thereof. If Lessor uses or applies all or any portion of said Security Deposit, Lessee shall within ten (10) days after written request therefor deposit monies with Lessor sufficient to restore said Security Deposit to the full amount required by this Lease. If the Base Rent increases as of the First Option Term or the Second Option Term of this Lease, Lessee shall, upon written request from Lessor, deposit additional moneys with Lessor so that the total amount of the Security Deposit shall at such times bear the same proportion to the increased Base Rent as the initial Security Deposit bore to the initial
Base Rent. Should the Agreed Use be amended to accommodate a material change in the business of Lessee or to accommodate a sublessee or assignee, Lessor shall have the right to increase the Security Deposit to the extent necessary, in Lessor's reasonable judgment, to account for any increased wear and tear that the Premises may suffer as a result thereof. If a change in control of Lessee occurs during this Lease and following such change the financial condition of Lessee is, in Lessor's reasonable judgment, significantly reduced, Lessee shall deposit such additional monies with Lessor as shall be sufficient to cause the Security Deposit to be at a commercially reasonable level based on said change in financial condition. Lessor shall not be required to keep the Security Deposit separate from its general accounts. Within fourteen (14) days after the expiration or termination of this Lease, if Lessor elects to apply the Security Deposit only to unpaid Rent, and otherwise within thirty (30) days after the Premises have been vacated pursuant to Paragraph 7.4(c) below, Lessor shall return that portion of the Security Deposit not used or applied by Lessor. No part of the Security Deposit shall be considered to be held in trust, to bear interest or to be prepayment for any monies to be paid by Lessee under this Lease.

* = See Addendum
                                                               Initials ________
                                                               FORM 204N-R-2/97


                                     PAGE 2


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6.   USE.

     6.1 USE. Lessee shall use and occupy the Premises only for the Agreed Use, or any other legal use which also complies with all covenants, conditions and restrictions then of record and for no other purpose. Lessee shall not use or permit the use of the Premises in a manner that is unlawful, creates damage, waste or a nuisance, or that disturbs owners and/or occupants of, or causes damage to neighboring properties. Lessor shall not unreasonably withhold or delay its consent to any written request for a modification of the Agreed Use, so long as the same will not impair the structural integrity of the improvements on the Premises or the mechanical or electrical systems therein, is not significantly more burdensome to the Premises. If Lessor elects to withhold consent, Lessor shall within five (5) business days after such request give written notification of same, which notice shall include an explanation of Lessor's objections to the change in use.

     6.2  HAZARDOUS SUBSTANCES.

          (a) REPORTABLE USES REQUIRE CONSENT. The term "HAZARDOUS SUBSTANCE" as used in this Lease shall mean any product, substance, or waste whose presence, use, manufacture, disposal, transportation, or release, either by itself or in combination with other materials expected to be on the Premises, is either: (i) potentially injurious to the public health, safety or welfare, the environment or the Premises, (ii) regulated or monitored by any governmental authority, or
(iii) a basis for potential liability of Lessor to any governmental agency or third party under any applicable statute or common law theory. Hazardous Substances shall include, but not be limited to, hydrocarbons, petroleum, gasoline, and/or crude oil or any products, by-products or fractions thereof. Lessee shall not engage in any activity in or on the Premises which constitutes a Reportable Use of Hazardous Substances without the express prior written consent of Lessor and timely compliance (at Lessee's expense) with all Applicable Requirements. "REPORTABLE USE" shall mean (i) the installation or use of any above or below ground storage tank, (ii) the generation, possession, storage, use, transportation, or disposal of a Hazardous Substance that requires a permit from, or with respect to which a report, notice, registration or business plan is required to be filed with, any governmental authority, and/or
(iii) the presence at the Premises of a Hazardous Substance with respect to which any Applicable Requirements requires that a notice be given to persons entering or occupying the Premises or neighboring properties. Notwithstanding the foregoing, Lessee may use any ordinary and customary materials reasonably required to be used in the normal course of the Agreed Use, so long as such use is in compliance with all Applicable Requirements, is not a Reportable Use, and does not expose the Premises or neighboring property to any meaningful risk of contamination or damage or expose Lessor to any liability therefor. In addition, Lessor may condition its consent to any Reportable Use upon receiving such additional assurances as Lessor reasonably deems necessary to protect itself, the public, the Premises and/or the environment against damage, contamination, injury and/or liability, including, but not limited to, the installation (and removal on or before Lease expiration or termination) of protective modifications (such as concrete encasements).

          (b) DUTY TO INFORM LESSOR. If Lessee knows, or has reasonable cause to believe, that a Hazardous Substance has come to be located in, on, under or about the Premises, other than as previously consented to by Lessor, Lessee shall immediately give written notice of such fact to Lessor, and provide Lessor with a copy of any report, notice, claim or other documentation which it has concerning the presence of such Hazardous Substance.

          (c) LESSEE REMEDIATION. Lessee shall not cause or permit any Hazardous Substance to be spilled or released in, on, under, or about the Premises (including through the plumbing or sanitary sewer system) and shall promptly, at Lessee's expense, take all investigatory and/or remedial action reasonably recommended, whether or not formally ordered or required, for the cleanup of any contamination of, and for the maintenance, security and/or monitoring of the Premises or neighboring properties, that was caused or materially contributed to by Lessee, or pertaining to or involving any Hazardous Substance brought onto the Premises during the term of this Lease, by or for Lessee, or any third party.

          (d) LESSEE INDEMNIFICATION. Lessee shall indemnify, defend and hold Lessor, its agents, employees, lenders and ground lessor, if any, harmless from and against any and all loss of rents and/or damages, liabilities, judgments, claims, expenses, penalties, and attorneys' and consultants' fees arising out of or involving any Hazardous Substance brought onto the Premises by or for Lessee, or any third party (provided, however, that Lessee shall have no liability under this Lease with respect to underground migration of any Hazardous Substance under the Premises from adjacent properties). Lessee's obligations shall include, but not be limited to, the effects of any contamination or injury to person, property or the environment created or suffered by Lessee, and the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease. NO TERMINATION, CANCELLATION OR RELEASE AGREEMENT ENTERED INTO BY LESSOR AND LESSEE SHALL RELEASE LESSEE FROM ITS OBLIGATIONS UNDER THIS LEASE WITH RESPECT TO HAZARDOUS SUBSTANCES, UNLESS SPECIFICALLY SO AGREED BY LESSOR IN WRITING AT THE TIME OF SUCH AGREEMENT.

          (e) LESSOR INDEMNIFICATION. Lessor and its successors and assigns shall indemnify, defend, reimburse and hold Lessee, its employees and lenders, harmless from and against any and all environmental damages, including the cost of remediation, which existed as a result of Hazardous Substances on the Premises prior to the Start Date or which are caused by the gross negligence or willful misconduct of Lessor, its agents or employees. Lessor's obligations, as and when required by the Applicable Requirements, shall include, but not be limited to, the cost of investigation, removal, remediation, restoration and/or abatement, and shall survive the expiration or termination of this Lease.

          (f) INVESTIGATIONS AND REMEDIATIONS. Lessor shall retain the responsibility and pay for any investigations or remediation measures required by governmental entities having jurisdiction with respect to the existence of Hazardous Substances on the Premises prior to the Start Date, unless such remediation measure is required as a result of Lessee's use (including "Alterations", as defined in paragraph 7.3(a) below) of the Premises, in which event Lessee shall be responsible for such payment. Lessee shall cooperate fully in any such activities at the request of Lessor, including allowing Lessor and Lessor's agents to have reasonable access to the Premises at reasonable times in order to carry out Lessor's investigative and remedial responsibilities.

          (g) LESSOR TERMINATION OPTION. If a Hazardous Substance Condition occurs during the term of this Lease, unless Lessee is legally responsible therefor (in which case Lessee shall make the investigation and remediation thereof required by the Applicable Requirements and this Lease shall continue in full force and effect, but subject to Lessor's rights under Paragraph 6.2(d) and Paragraph 13), Lessor may, at Lessor's option, either (i) investigate and remediate such Hazardous Substance Condition, if required, as soon as reasonably possible at Lessor's expense, in which event this Lease shall continue in full force and effect, or (ii) if the estimated cost to remediate such condition exceeds twelve (12) times the then monthly Base Rent or $100,000, whichever is greater, give written notice to Lessee, within thirty (30) days after receipt by Lessor of knowledge of the occurrence of such Hazardous Substance Condition, of Lessor's desire to terminate this Lease as of the date sixty (60) days following the date of such notice. In the event Lessor elects to give a termination notice, Lessee may, within ten (10) days thereafter, give written notice to Lessor of Lessee's commitment to pay the amount by which the cost of the remediation of such Hazardous Substance Condition exceeds an amount equal to twelve (12) times the then monthly Base Rent or $100,000 whichever is greater. Lessee shall provide Lessor with said funds or satisfactory assurance thereof within thirty (30) days following such commitment. In such event, this Lease shall continue in full force and effect, and Lessor shall proceed to make such remediation as soon as reasonably possible after the required funds are available. If Lessee does not give such notice and provide the required funds or assurance thereof within the time provided, this Lease shall terminate as of the date specified in Lessor's notice of termination.*

     6.3 LESSEE'S COMPLIANCE WITH APPLICABLE REQUIREMENTS. Except as otherwise provided in this Lease, Lessee shall, at Lessee's sole expense, fully, diligently and in a timely manner, materially comply with all Applicable Requirements, the requirements of any applicable fire insurance underwriter or rating bureau, and the reasonable recommendations of Lessor's engineers and/or consultants which relate in any manner to the Premises, without regard to whether said requirements are now in effect or become effective after the Start Date. Lessee shall, within ten (10) days after receipt of Lessor's written request, provide Lessor with copies of all permits and other documents, and other information evidencing Lessee's compliance with any Applicable Requirements specified by Lessor, and shall immediately upon receipt, notify Lessor in writing (with copies of any documents involved) of any threatened or actual claim, notice, citation, warning, complaint or report pertaining to or involving the failure of Lessee or the Premises to comply with any Applicable Requirements.

     6.4 INSPECTION; COMPLIANCE. Lessor and Lessor's "Lender" (as defined in Paragraph 30 below) and consultants shall have the right to enter into Premises at any time, in the case of an emergency, and otherwise at reasonable times, and on 24 hour's prior written notice for the purpose of inspecting the condition of the Premises and for verifying compliance by Lessee with this Lease. The cost of any such inspections shall be paid by Lessor, unless a violation of Applicable Requirements, or a contamination is found to exist or be imminent, or the inspection is requested or ordered by a governmental authority. In such case, Lessee shall upon request reimburse Lessor for the cost of such inspections, so long as such inspection is reasonably related to the violation or contamination.


* = See Addendum                     PAGE 3                     Initials ______
                                                                FORM 204N-R-2/97

7.  MAINTENANCE; REPAIRS, UTILITY INSTALLATIONS; TRADE FIXTURES AND ALTERATIONS.

    7.1  LESSEE'S OBLIGATIONS.

         (a) IN GENERAL. Subject to the provisions of Paragraph 2.2 (Condition),
2.3 (Compliance), 6.3 (Lessee's Compliance with Applicable Requirements), 7.2 (Lessor's Obligations), 9 (Damage or Destruction), and 14 (Condemnation), Lessee shall, at Lessee's sole expense, keep the Premises, Utility Installations, and Alterations in good order, condition and repair (whether or not the portion of the Premises requiring repairs, or the means of repairing the same, are reasonably or readily accessible to Lessee, and whether or not the need for such repairs occurs as a result of Lessee's use, the elements or the age of such portion of the Premises), including, but not limited to, all equipment or facilities, such as plumbing, heating, ventilating, air-conditioning, electrical, lighting facilities, fire protection system, fixtures, walls (interior and exterior), foundations, ceilings, roofs, floors, windows, doors, plate glass, skylights, landscaping, driveways, parking lots, fences, retaining walls, signs, sidewalks and parkways located in, on, or adjacent to the Premises. Lessee, in keeping the Premises in good order, condition and repair, shall exercise and perform good maintenance practices, specifically including the procurement and maintenance of the service contracts required by Paragraph 7.1(b) below. Lessee's obligations shall include restorations, replacements or renewals when necessary to keep the Premises and all improvements thereon or a part thereof in good order, condition and state of repair, normal wear and tear excepted. Lessee shall, during the term of this Lease, keep the exterior appearance of the Building in a first-class condition consistent with the exterior appearance of other similar facilities of comparable age and size in the vicinity, including, when necessary, the exterior repainting of the Building.

         (b) SERVICE CONTRACTS. Lessee shall, at Lessee's sole expense, procure and maintain contracts, with copies to Lessor, in customary form and substance for, and with contractors specializing and experienced in the maintenance of the following equipment and improvements, if any, if and when installed on the
Premises: (i) HVAC equipment, (ii) ________________, (iii) fire extinguishing systems, including fire alarm and/or smoke detection, (iv) landscaping and irrigation systems, (v) roof covering and drains, (vi) driveways and parking lots, (vii) clarifiers, (viii) basic utility feed to the perimeter of the Building, and (ix) any other equipment, if reasonably required by Lessor.

         (c) REPLACEMENT. Subject to Lessee's indemnification of Lessor as set forth in Paragraph 8.7 below, and without relieving Lessee of liability resulting from Lessee's failure to exercise and perform good maintenance practices, if the Basic Elements described in Paragraph 7.1(b) cannot be repaired other than at a cost which is in excess of 50% of the cost of replacing such Basic Elements, then such Basic Elements shall be replaced by Lessor, and the cost thereof shall be prorated between the Parties and Lessee shall only be obligated to pay, each month during the remainder of the term of this Lease, on the date on which Base Rent is due, an amount equal to the product of multiplying the cost of such replacement by a fraction, the numerator of which is one, and the denominator of which is the number of months of the useful life of such replacement as such useful life is specified pursuant to Federal income tax regulations or guidelines for depreciation thereof (including interest on the unamortized balance as is then commercially reasonable in the judgment of Lessor's accountants), with Lessee reserving the right to prepay its obligation at any time.

    7.2 LESSOR'S OBLIGATIONS. Subject to the provisions of Paragraph 2.2 (Condition), 2.3 (Compliance), 9 (Damage or Destruction) and 14 (Condemnation), it is intended by the Parties hereto that Lessor have no obligation, in any manner whatsoever, to repair and maintain the Premises, or the equipment therein, all of which obligations are intended to be that of the Lessee. It is the intention of the Parties that the terms of this Lease govern the respective obligations of the Parties as to maintenance and repair of the Premises.

    7.3  UTILITY INSTALLATIONS; TRADE FIXTURES; ALTERATIONS.

         (a) DEFINITIONS; CONSENT REQUIRED. The term "UTILITY INSTALLATIONS" refers to all floor and window coverings, air lines, power panels, electrical distribution, security and fire protection systems, communication systems, lighting fixtures, HVAC equipment, plumbing, and fencing in or on the Premises. The term "TRADE FIXTURES" shall mean Lessee's machinery and equipment that can be removed without doing material damage to the Premises. The term "ALTERATIONS" shall mean any modification of the improvements, other than Utility Installations or Trade Fixtures, whether by addition or deletion. "LESSEE OWNED ALTERATIONS AND/OR UTILITY INSTALLATIONS" are defined as Alterations and/or Utility Installations made by Lessee that are not yet owned by Lessor pursuant to Paragraph 7.4(a). Lessee shall not make any Alterations or Utility Installations to the Premises without Lessor's prior written consent which shall not be unreasonably withheld. Lessee may, however, make non-structural Utility Installations to the interior of the Premises (excluding the roof) without such consent but upon notice to Lessor, as long as they are not visible from the outside, do not involve puncturing, relocating or removing the roof or any existing walls, and the cumulative cost thereof during this Lease as extended does not exceed $50,000 in the aggregate or $10,000 in any one year.

         (b) CONSENT. Any Alterations or Utility Installations that Lessee shall desire to make and which require the consent of the Lessor shall be presented to Lessor in written form with detailed plans. Consent shall be deemed conditioned upon Lessee's: (i) acquiring all applicable governmental permits, (ii) furnishing Lessor with copies of both the permits and the plans and specifications prior to commencement of the work, and (iii) compliance with all conditions of said permits and other Applicable Requirements in a prompt and expeditious manner. Any Alterations or Utility Installations shall be performed in a workmanlike manner with good and sufficient materials. Lessee shall promptly upon completion furnish Lessor with as-built plans and specifications. For work which costs an amount equal to one month's Base Rent, Lessor may condition its consent upon Lessee providing a lien and completion bond in an amount equal to one and one-half times the estimated cost of such Alteration or Utility Installation and/or upon Lessee's posting an additional Security Deposit with Lessor.

         (c) INDEMNIFICATION. Lessee shall pay, when due, all claims for labor or materials furnished or alleged to have been furnished to or for Lessee at or for use on the Premises, which claims are or may be secured by any mechanic's or materialmen's lien against the Premises or any interest therein. Lessee shall give Lessor not less than two (2) business days' notice prior to the commencement of any work in, on or about the Premises, and Lessor shall have the right to post notices of non-responsibility. If Lessee shall contest the validity of any such lien, claim or demand, then Lessee shall, at its sole expense defend and protect itself, Lessor and the Premises against the same and shall pay and satisfy any such adverse judgment that may be rendered thereon before the enforcement thereof. If the claim exceeds $100,000 and if Lessor shall require, Lessee shall furnish a surety bond in an amount equal to one and one-half times the amount of such contested lien, claim or demand, indemnifying Lessor against liability for the same. If Lessor elects to participate in any such action, Lessee shall pay Lessor's attorneys' fees and costs.

    7.4  OWNERSHIP; REMOVAL; SURRENDER; AND RESTORATION.

         (a) OWNERSHIP. Subject to Lessor's right to require removal or elect ownership as hereinafter provided, all Alterations and Utility Installations made by Lessee shall be the property of Lessee, but considered a part of the Premises, provided Lessee requested the consent of Lessor. Lessor may, at any time, elect in writing, provided Lessee requested the consent of the Lessor, to be the owner of all or any specified part of the Lessee Owned Alterations and Utility Installations. Unless otherwise instructed per Paragraph 7.4(b) hereof, all Lessee Owned Alterations and Utility Installations shall, at the expiration or termination of this Lease, become the property of Lessor and be surrendered by Lessee with the Premises.

         (b) REMOVAL. By delivery to Lessee of written notice from Lessor prior to installation thereof, Lessor may require that any or all Lessee Owned Alterations or Utility Installations be removed by the expiration or termination of this Lease. Lessor may require the removal at any time of all or any part of any Lessee Owned Alterations or Utility Installations made without the required consent.

         (c) SURRENDER/RESTORATION. Lessee shall surrender the Premises by the Expiration Date or any earlier termination date, with all of the improvements, parts and surfaces thereof broom clean and free of debris, and in good operating order, condition and state of repair, ordinary wear and tear excepted. "Ordinary wear and tear" shall not include any damage or deterioration that would have been prevented by good maintenance practice. Lessee shall repair any damage occasioned by the installation, maintenance or removal of Trade Fixtures, Lessee Owned Alterations and/or Utility Installations, furnishings, and equipment as well as the removal of any storage tank installed by or for Lessee, and the removal, replacement, or remediation of any soil, material or groundwater contaminated by Lessee. Trade Fixtures shall remain the property of Lessee and shall be removed by Lessee. The failure by Lessee to timely vacate the Premises pursuant to this Paragraph 7.4(c) without the express written consent of Lessor shall constitute a holdover under the provisions of Paragraph 26 below.



* = See Addendum                     PAGE 4                     Initials ______
                                                                FORM 204N-R-2/97

8.      INSURANCE; INDEMNITY

        8.1 PAYMENT FOR INSURANCE. Lessee shall pay for all insurance required and all deductibles incurred under Paragraph 8 except to the extent of the cost attributable to liability insurance carried by Lessor under Paragraph 8.2(b) in excess of $2,000,000 per occurrence. Premiums for policy periods commencing prior to or extending beyond the Lease term shall be prorated to correspond to the Lease term. Payment shall be made by Lessee to Lessor within thirty (30) days following receipt of an invoice.

        8.2     LIABILITY INSURANCE.

                (a) CARRIED BY LESSEE. Lessee shall obtain and keep in force a Commercial General Liability Policy of Insurance protecting Lessee and Lessor against claims for bodily injury, personal injury and property damage based upon or arising out of the ownership, use, occupancy or maintenance of the Premises and all areas appurtenant thereto. Such insurance shall be on an occurrence basis providing single limit coverage in an amount not less than $2,000,000 per occurrence with an "ADDITIONAL INSURED--MANAGERS OR LESSORS OF PREMISES ENDORSEMENT" and contain the "AMENDMENT OF THE POLLUTION EXCLUSION ENDORSEMENT" for damage caused by heat, smoke or fumes from a hostile fire. The Policy shall not contain any intra-insured exclusions as between insured persons or organizations, but shall include coverage for liability assumed under this Lease as an "insured contract" for the performance of Lessee's indemnity obligations under this Lease. The limits of said insurance shall not, however, limit the liability of Lessee nor relieve Lessee of any obligation hereunder. All insurance carried by Lessee shall be primary to and not contributory with any similar insurance carried by Lessor, whose insurance shall be considered excess insurance only.

                (b) CARRIED BY LESSOR. Lessor shall maintain liability insurance as described in Paragraph 8.2(a), in addition to, and not in lieu of, the insurance required to be maintained by Lessee. Lessee shall not be named as an additional insured therein.

        8.3     PROPERTY INSURANCE -- BUILDING, IMPROVEMENTS AND RENTAL VALUE.

                (a) BUILDING AND IMPROVEMENTS. The insuring Party shall obtain and keep in force a policy or policies in the name of Lessor, with loss payable to Lessor, any groundlessor, and to any Lender(s) insuring loss or damage to the Premises. The amount of such insurance shall be equal to the full replacement cost of the Premises, as the same shall exist from time to time, or the amount required by any Lenders, but in no event more than the commercially reasonable and available insurable value thereof. If Lessor is the Insuring Party, however, Lessee Owned Alterations and Utility Installations, Trade Fixtures, and Lessee's personal property shall be insured by Lessee under Paragraph 8.4 rather than by Lessor. If the coverage is available and commercially appropriate, such policy or policies shall insure against all risks of direct physical loss or damage (including earthquake), including coverage for debris removal and the enforcement of any Applicable Requirements requiring the upgrading, demolition, reconstruction or replacement of any portion of the Premises as the result of a covered loss. Said policy or policies shall also contain an agreed valuation provision in lieu of any coinsurance clause, waiver of subrogation, and inflation guard protection causing an increase in the annual property insurance coverage amount by a factor of not less than the adjusted U.S. Department of Labor Consumer Price Index for All Urban Consumers for the city nearest to where the Premises are located. If such insurance coverage has a deductible clause, the deductible amount shall not exceed $10,000 per occurrence, and Lessee shall be liable for such deductible amount in the event of an Insured Loss.

                (b) RENTAL VALUE. The Insuring Party shall obtain and keep in force a policy or policies in the name of Lessor with loss payable to Lessor and any Lender, insuring the loss of the full Rent for one (1) year. Said insurance shall provide that in the event the Lease is terminated by reason of an insured loss, the period of indemnity for such coverage shall be extended beyond the date of the completion of repairs or replacement of the Premises, to provide for one full year's loss of Rent from the date of any such loss. Said insurance shall contain an agreed valuation provision in lieu of any coinsurance clause, and the amount of coverage shall be adjusted annually to reflect the projected Rent otherwise payable by Lessee, for the next twelve (12) month period. Lessee shall be liable for any deductible amount in the event of such loss.

                (c) ADJACENT PREMISES. If the Premises are part of a larger building, or of a group of buildings owned by Lessor which are adjacent to the Premises, the Lessee shall pay for any increase in the premiums for the property insurance of such building or buildings if said increase is caused by Lessee's acts, omissions, use or occupancy of the Premises.

        8.4     LESSEE'S PROPERTY/BUSINESS INTERRUPTION INSURANCE.

                (a) PROPERTY DAMAGE. Lessee shall obtain and maintain insurance coverage on all of Lessee's personal property, Trade Fixtures, and Lessee Owned Alterations and Utility Installations. Such insurance shall be full replacement cost coverage with a deductible of not to exceed $10,000 per occurrence. The proceeds from any such insurance shall be used by Lessee for the replacement of personal property, Trade Fixtures and Lessee Owned Alterations and Utility Installations. Lessee shall provide Lessor with written evidence that such insurance is in force.

                (b) BUSINESS INTERRUPTION. Lessee shall obtain and maintain loss of income and extra expense insurance in amounts as will reimburse Lessee for direct or indirect loss of earnings attributable to all perils commonly insured against by prudent lessees in the business of Lessee or attributable to prevention of access to the premises as a result of such perils.

                (c) NO REPRESENTATION OF ADEQUATE COVERAGE. Lessor makes no representation that the limits or forms of coverage of insurance specified herein are adequate to cover Lessee's property, business operations or obligations under this Lease.

        8.5 INSURANCE POLICIES. Insurance required herein shall be by companies duly licensed or admitted to transact business in the state where the Premises are located, and maintaining during the policy term a "General Policyholders Rating" of at lease B+, V, as set forth in the most current issue of "Best's Insurance Guide", or such other rating as may be required by a Lender. Lessee shall not do or permit to be done anything which invalidates the required insurance policies. Lessee shall, prior to the Start Date, deliver to Lessor certified copies of policies of such insurance or certificates evidencing the existence and amounts of the required insurance. No such policy shall be cancelable or subject to modification except after thirty (30) days prior written notice to Lessor. Lessee shall, at least thirty (30) days prior to the expiration of such policies, furnish Lessor with evidence of renewals or "insurance binders" evidencing renewal thereof, or Lessor may order such insurance and charge the cost thereof to Lessee, which amount shall be payable by Lessee to Lessor upon demand. Such policies shall be for a term of at least one year, or the length of the remaining term of this lease, whichever is less. If either Party shall fail to procure and maintain the insurance required to be carried by it, the other Party may, but shall not be required to, procure and maintain the same.

        8.6 WAIVER OF SUBROGATION. Without affecting any other rights or remedies, Lessee and Lessor each hereby release and relieve the other, and waive their entire right to recover damages against the other, for loss of or damage to its property arising out of or incident to the perils required to be insured against herein. The effect of such releases and waivers is not limited by the amount of insurance carried or required, or by any deductibles applicable hereto. The Parties agree to have their respective property damage insurance carriers waive any right to subrogation that such companies may have against Lessor or Lessee, as the case may be, so long as the insurance is not invalidated thereby.

        8.7 INDEMNITY. Except for Lessor's gross negligence or willful misconduct, Lessee shall indemnify, protect, defend and hold harmless the Premises, Lessor and its agents, Lessor's master or ground lessor, partners and Lenders, from and against any and all claims, loss of rents and/or damages, liens, judgments, penalties, attorneys' and consultants' fees, expenses and/or liabilities arising out of, involving, or in connection with, the use and/or occupancy of the Premises by Lessee. If any action or proceeding is brought against Lessor by reason of any of the foregoing matters, Lessee shall upon notice defend the same at Lessee's expense by counsel reasonably satisfactory to Lessor and Lessor shall cooperate with Lessee in such defense. Lessor need not have first paid any such claim in order to be defended or indemnified.

        8.8 EXEMPTION OF LESSOR FROM LIABILITY. Lessor Except for the gross negligence or willful misconduct of Lessor or its employees or agents, shall not be liable for injury or damage to the person or goods, wares, merchandise or other property of Lessee, Lessee's employees, contractors, invitees, customers, or any other person in or about the Premises, whether such damage or injury is caused by or results from fire, steam, electricity, gas, water or rain, or from the breakage, leakage, obstruction or other defects of pipes, fire sprinklers, wires, appliances, plumbing, HVAC or lighting fixtures, or from any other cause, whether the said injury or damage results from conditions arising upon the Premises or upon other portions of the Building of which the Premises are a part, or from other sources or places. Lessor shall not be liable for any damages arising from any act or neglect of any other tenant or Lessor. Notwithstanding Lessor's negligence or breach of this Lease, Lessor shall under no circumstances be liable for injury to Lessee's business or for any loss of income or profit therefrom.*

9.      DAMAGE OR DESTRUCTION.

        9.1     DEFINITIONS.

                (a) "PREMISES PARTIAL DAMAGE" shall mean damage or destruction to the improvements on the Premises, other than Lessee Owned Alterations and Utility Installations, which can reasonably be repaired in six (6) months or less from the date of the damage or destruction.


* = See Addendum

                                     PAGE 5

                                                             Initials _______

                                                                FORM 204N-R-2/97

Lessor shall notify Lessee in writing within thirty (30) days from the date of the damage or destruction as to whether or not the damage is Partial of Total.

          (b) "PREMISES TOTAL DESTRUCTION" shall mean damage or destruction to the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which cannot reasonably be repaired in six (6) months or less from the date of the damage or destruction. Lessor shall notify Lessee in writing within thirty (30) days from the date of the damage or destruction as to whether or not the damage is Partial or Total.

          (c) "INSURED LOSS" shall mean damage or destruction to improvements on the Premises, other than Lessee Owned Alterations and Utility Installations and Trade Fixtures, which was caused by an event required to be covered by the insurance described in Paragraph 8.3(a), irrespective of any deductible amounts or coverage limits involved.

          (d) "REPLACEMENT COST" shall mean the cost to repair or rebuild the improvements owned by Lessor at the time of the occurrence to their condition existing immediately prior thereto, including demolition, debris removal and upgrading required by the operation of Applicable Requirements, and without deduction for depreciation.

          (e) "HAZARDOUS SUBSTANCE CONDITION" shall mean the occurrence or discovery of a condition involving the presence of, or a contamination by, a Hazardous Substance as defined in Paragraph 6.2(a), in, on, or under the Premises.

     9.2 PARTIAL DAMAGES - INSURED LOSS. If a Premises Partial Damage that is an Insured Loss occurs, then Lessor shall, at Lessor's expense, repair such damage (but not Lessee's Trade Fixtures or Lessee Owned Alterations and Utility Installations) as soon as reasonably possible and this Lease shall continue in full force and effect; provided, however, that Lessee shall, at Lessor's election, make the repair of any damage or destruction the total cost to repair of which is $10,000 or less, and, in such event, Lessor shall make any applicable insurance proceeds available to Lessee on a reasonable basis for that purposes. Notwithstanding the foregoing, if the required insurance was not in force or the insurance proceeds are not sufficient to effect such repair, the Insuring Party shall promptly contribute the shortage in proceeds (except as to the deductible which is Lessee's responsibility) as and when required to complete said repairs. In the event, however, such shortage was due to the fact that, by reason of the unique nature of the improvements, full replacement cost insurance coverage was not commercially reasonable and available, Lessor shall have no obligation to pay for the shortage in insurance proceeds or to fully restore the unique aspects of the Premises unless Lessee provides Lessor with the funds to cover same, or adequate assurance thereof, within ten (10) days following receipt of written notice of such shortage and request therefor. If Lessor receives said funds or adequate assurance thereof within said ten (10) day period, the party responsible for making the repairs shall complete them as soon as reasonably possible and this Lease shall remain in full force and effect. If such funds or assurance are not received, Lessor may nevertheless elect by written notice to Lessee within ten (10) days thereafter to: (i) make such restoration and repair as is commercially reasonable with Lessor paying any shortage in proceeds, in which case this Lease shall remain in full force and effect, or (ii) have this Lease terminate thirty (30) days thereafter unless Lessee complies with the prior sentence Lessee shall not be entitled to reimbursement of any funds contributed by Lessee to repair any such damage or destruction. Premises Partial Damage due to flood or earthquake shall be subject to Paragraph 9.3, notwithstanding that there may be some insurance coverage, but the net proceeds of any such insurance shall be made available for the repairs if made by either Party.

     9.3 PARTIAL DAMAGE - UNINSURED LOSS. If a Premises Partial Damage that is not an Insured Loss occurs, unless caused by a negligent or willful act of Lessee (in which event Lessee shall make the repairs at Lessee's expense), Lessor may either: (i) repair such damage as soon as reasonably possible at Lessor's expense, in which event this Lease shall continue in full force and effect, or (ii) terminate this Lease by giving written notice to Lessee within thirty (30) days after receipt by Lessor of knowledge of the occurrence of such damage. Such termination shall be effective sixty (60) days following the date of such notice. In the event Lessor elects to terminate this Lease, Lessee shall have the right within ten (10) days after receipt of the termination notice to give written notice to Lessor of Lessee's commitment to pay for the repair of such damage without reimbursement from Lessor. Lessee shall provide Lessor with said funds or satisfactory assurance thereof within thirty (30) days after making such commitment. In such event this Lease shall continue in full force and effect, and Lessor shall proceed to make such repairs as soon as reasonably possible after the required funds are available. If Lessee does not make the required commitment, this Lease shall terminate as of the date specified in the termination notice.

     9.4 TOTAL DESTRUCTION. Notwithstanding any other provision hereof, if a Premises Partial Damage occurs, this Lease shall terminate sixty (60) days following such Destruction. If the damage or destruction was caused by the gross negligence or willful misconduct of Lessee, Lessor shall have the right to recover Lessor's damages from Lessee, except as provided in Paragraph 8.6.

     9.5 DAMAGE NEAR END OF TERM. If at any time during the last six (6) months of this Lease there is damage for which the cost to repair exceeds one
(1) month's Base Rent, whether or not an Insured Loss, Lessor may terminate this Lease effective sixty (60) days following the date of occurrence of such damage by giving a written termination notice to Lessee within thirty (30) days after the date of occurrence of such damage. Notwithstanding the foregoing, if Lessee at that time has an exercisable option to extend this Lease or to purchase the Premises, then Lessee may preserve this Lease by, (a) exercising such option and (b) providing Lessor with any shortage in insurance proceeds (or adequate assurance thereof) needed to make the repairs on or before the earlier of (i) the date which is ten days after Lessee's receipt of Lessor's written notice purporting to terminate this Lease, or (ii) the day prior to the date upon which such option expires. If Lessee duly exercises such option during such period and provides Lessor with funds (or adequate assurance thereof) to cover any shortage in insurance proceeds, Lessor shall, at Lessor's commercially reasonable expense, repair such damage as soon as reasonably possible and this Lease shall continue in full force and effect. If Lessee fails to exercise such option and provide such funds or assurance during such period, then this Lease shall terminate on the date specified in the termination notice and Lessee's option shall be extinguished.

     9.6  ABATEMENT OF RENT; LESSEE'S REMEDIES.

          (a) ABATEMENT. In the event of Premises Partial Damage or Premises Total Destruction or a Hazardous Substance Condition for which Lessee is not responsible under this Lease, the Rent payable by Lessee for the period required for the repair, remediation or restoration of such damage shall be abated in proportion to the degree to which Lessee's use of the Premises is impaired, but not to exceed the proceeds received from the Rental Value insurance. All other obligations of Lessee hereunder shall be performed by Lessee, and Lessor shall have no liability for any such damage, destruction, remediation, repair or restoration except as provided herein.

          (b) REMEDIES. If Lessor shall be obligated to repair or restore the Premises and does not commence, in a substantial and meaningful way, such repair or restoration within 30 days after receipt of a building permit, Lessee may, at any time prior to the commencement of such repair or restoration, give written notice to Lessor and to any Lenders of which Lessee has actual notice, of Lessee's election to terminate this Lease on a date not less than sixty (60) days following the giving of such notice. If Lessee gives such notice and such repair or restoration is not commenced within thirty (30) days thereafter, this Lease shall terminate as of the date specified in said notice. If the repair or restoration is commenced within said thirty (30) days, this Lease shall continue in full force and effect. "COMMENCE" shall mean either the unconditional authorization of the preparation of the required plans or the beginning of the actual work on the Premises, whichever first occurs.

     9.7 TERMINATION-ADVANCE PAYMENTS. Upon termination of this Lease pursuant to Paragraph 6.2(g) or Paragraph 9, an equitable adjustment shall be made concerning advance Base Rent and any other advance payments made by Lessee to Lessor. Lessor shall, in addition, return to Lessee so much of Lessee's
Security Deposit as has not been, or is not then required to be, used by Lessor.

     9.8 WAIVE STATUTES. Lessor and Lessee agree that the terms of this Lease shall govern the effect of any damage to or destruction of the Premises with respect to the termination of this Lease and hereby waive the provisions of any present or future statute to the extent inconsistent herewith.

10.  REAL PROPERTY TAXES.

     10.1 DEFINITION OF "REAL PROPERTY TAXES." As used herein, the term "REAL PROPERTY TAXES" shall include any form of assessment; real estate, general, special, ordinary or extraordinary, or rental levy or tax (other than inheritance, personal income or estate taxes); improvement bond; and/or license fee imposed upon or levied against any legal or equitable interest of Lessor in the Premises, Lessor's right to other income therefrom, and/or Lessor's business of leasing, by any authority having the direct or indirect power to tax and where the funds are generated

                                     PAGE 6                   Initial
                                                                      ----------
                                                                FORM 204N-R-2/97


* = See Addendum

5(12-21-98)
with reference to the Building address and where the proceeds so generated are to be applied by the city, county or other local taxing authority of a jurisdiction within which the Premises are located. The term "REAL PROPERTY TAXES" shall also include any tax, fee, levy, assessment or charge, or any increase therein, imposed by reason of events occurring during the term of this Lease, including but not limited to, a change in the ownership of the Premises.

     10.2

          (a) PAYMENT OF TAXES. Lessee shall pay the Real Property Taxes applicable to the Premises during the term of this Lease. Subject to Paragraph 10.2(b), all such payments shall be made at least ten (10) days prior to any delinquency date. Lessee shall promptly furnish Lessor with satisfactory evidence that such taxes have been paid. If any such taxes shall cover any period of time prior to or after the expiration or termination of this Lease, Lessee's share of such taxes shall be prorated to cover only that portion of the tax bill applicable to the period that this Lease is in effect, and Lessor shall reimburse Lessee for any overpayment. If Lessee shall fail to pay any required Real Property Taxes, Lessor shall have the right to pay the same, and Lessee shall reimburse Lessor therefor upon demand.

          (b) ADVANCE PAYMENT. In the event Lessee incurs three (3) late charges on any Rent payment, Lessor may, at Lessor's option, estimate the current Real Property Taxes, and require that such taxes be paid in advance to Lessor by Lessee, either: (i) in a lump sum amount equal to the installment due, at least twenty (20) days prior to the applicable delinquency date, or (ii) monthly in advance with the payment of the Base Rent. If Lessor elects to require payment monthly in advance, the monthly payment shall be an amount equal to the amount of the estimated installment of taxes divided by the number of months remaining before the month in which said installment becomes delinquent. When the actual amount of the applicable tax bill is known, the amount of such equal monthly advance payments shall be adjusted as required to provide the funds needed to pay the applicable taxes. If the amount collected by Lessor is insufficient to pay such Real Property Taxes when due, Lessee shall pay Lessor, upon demand, such additional sums as are necessary to pay such obligations. All moneys paid to Lessor under this Paragraph may be intermingled with other moneys of Lessor and shall not bear interest. In the event of a Breach by Lessee in the performance of its obligations under this Lease, then any balance of funds paid to Lessor under the provisions of this Paragraph may at the option of Lessor, be treated as an additional Security Deposit.

     10.3 JOINT ASSESSMENT. If the Premises are not separately assessed, Lessee's liability shall be an equitable proportion of the Real Property Taxes for all of the land and improvements included within the tax parcel assessed, such proportion to be conclusively determined by Lessor from the respective valuations assigned in the assessor's work sheets or such other information as may be reasonably available.

     10.4 PERSONAL PROPERTY TAXES. Lessee shall pay, prior to delinquency, all taxes assessed against and levied upon Lessee Owned Alterations, Utility Installations, Trade Fixtures, furnishings, equipment and all personal property of Lessee. When possible, Lessee shall cause such property to be assessed and billed separately from the real property of Lessor. If any of Lessee's said personal property shall be assessed with Lessor's real property, Lessee shall pay Lessor the taxes attributable to Lessee's property within ten (10) days after receipt of a written statement.

11. UTILITIES. Lessee shall pay for all water, gas, heat, light, power, telephone, trash disposal and other utilities and services supplied to the Premises, together with any taxes thereon. If any such services are not separately metered to Lessee, Lessee shall pay a reasonable proportion, to be determined by Lessor, of all charges jointly metered.

12.  ASSIGNMENT AND SUBLETTING.

     12.1 LESSOR'S CONSENT REQUIRED

          (a) Lessee shall not voluntarily or by operation of law assign, transfer, mortgage or encumber (collectively, "ASSIGN OR ASSIGNMENT") or sublet all or any part of Lessee's interest in this Lease or in the Premises without Lessor's prior written consent.

          (b) The involvement of Lessee or its assets in any transaction, or series of transactions (by way of merger, sale, acquisition, financing, transfer, leveraged buy-out or otherwise), whether or not a formal assignment or hypothecation of this Lease or Lessee's assets occurs, which results or will result in a reduction of the Net Worth of Lessee to below $30 Million Dollars, shall be considered an assignment of this Lease to which Lessor may withhold its consent. "NET WORTH OF LESSEE" shall mean the net worth of Lessee (excluding any guarantors) established under generally accepted accounting principles.

          (c) Lessee's remedy for any breach of Paragraph 12.1 by Lessor shall be limited to compensatory damages and/or injunctive relief.

     12.2 TERMS AND CONDITIONS APPLICABLE TO ASSIGNMENT AND SUBLETTING.

          (a) Regardless of Lessor's consent, any assignment or subletting shall not: (i) be effective without the express written assumption by such assignee or sublessee of the obligations of Lessee under this Lease, (ii) release Lessee of any obligations hereunder, or (iii) alter the primary liability of Lessee for the payment of Rent or for the performance of any other obligations to be performed by Lessee.

          (b) Lessor may accept Rent or performance of Lessee's obligations from any person other than Lessee pending approval or disapproval of an assignment. Neither a delay in the approval or disapproval of such assignment nor the acceptance of Rent or performance shall constitute a waiver or estoppel of Lessor's right to exercise its remedies for Lessee's Default or Breach.

          (c) Lessor's consent to any assignment or subletting shall not constitute a consent to any subsequent assignment or subletting.

          (d) In the event of any Default or Breach by Lessee, Lessor may proceed directly against Lessee, any Guarantors or anyone else responsible for the performance of Lessee's obligations under this Lease, including any assignee or sublessee, without first exhausting Lessor's remedies against any other person or entity responsible therefore to Lessor, or any security held by Lessor.

          (e) Each request for consent to an assignment or subletting shall be in writing, accompanied by information relevant to Lessor's determination as to the financial and operational responsibility and appropriateness of the proposed assignee or sublessee, including but not limited to the intended use and/or required modification of the Premises, if any, together with a fee of $500, as consideration for Lessor's considering and processing said request. Lessee agrees to provide Lessor with such other or additional information and/or documentation as may be reasonably requested.

          (f) Any assignee of, or sublessee under, this Lease shall, by reason of accepting such assignment or entering into such sublease, be deemed to have assumed and agreed to conform and comply with each and every term, covenant, condition and obligation herein to be observed or performed by Lessee during the term of said assignment or sublease, other than such obligations as are contrary to or inconsistent with provisions of an assignment or sublease to which Lessor has specifically consented to in writing.

     12.3 ADDITIONAL TERMS AND CONDITIONS APPLICABLE TO SUBLETTING. The following terms and conditions shall apply to any subletting by Lessee of all or any part of the Premises and shall be deemed included in all subleases under this Lease whether or not expressly incorporated therein:

          (a) Lessee hereby assigns and transfers to Lessor all of Lessee's interest in all Rent payable on any sublease, and Lessor may collect such Rent and apply same toward Lessee's obligations under this Lease; provided, however, that until a Breach shall occur in the performance of Lessee's obligations, Lessee may collect said Rent. Lessor shall not, by reason of the foregoing or any assignment of such sublease, nor by reason of the collection of Rent, be deemed liable to the sublessee for any failure of Lessee to perform and comply with any of Lessee's obligations to such sublessee. Lessee hereby irrevocably authorizes and directs any such sublessee, upon receipt of a written notice

                                     PAGE 7

* = See Addendum                                                Initials
                                                                         -------
                                                                FORM 204N-R-2/97
from Lessor stating that a Breach exists in the performance of Lessee's obligations under this Lease, to pay to Lessor all Rent due and to become due under the sublease. Sublessee shall rely upon any such notice from Lessor and shall pay all Rents to Lessor without any obligation or right to inquire as to whether such Breach exists, notwithstanding any claim from Lessee to the contrary.

          (b) In the event of a Breach by Lessee, Lessor may, at its option, require sublessee to attorn to Lessor, in which event Lessor shall undertake the obligations of the sublessor under such sublease from the time of the exercise of said option to the expiration of such sublease; provided, however, Lessor shall not be liable for any prepaid rents or security deposit paid by such sublessee to such sublessor or for any prior Defaults or Breaches of such sublessor.

          (c) Any matter requiring the consent of the sublessor under a sublease shall also require the consent of Lessor.

          (d) No sublessee shall further assign or sublet all or any part of the Premises without Lessor's prior written consent.

          (e) Lessor shall deliver a copy of any notice of Default or Breach by Lessee to the sublessee, who shall have the right to cure the Default of Lessee within the grace period, if any, specified in such notice. The sublessee shall have a right of reimbursement and offset from and against Lessee for any such Defaults cured by the sublessee. *

13.  DEFAULT; BREACH; REMEDIES.

     13.1 DEFAULT; BREACH. A "DEFAULT" is defined as a failure by the Lessee to comply with or perform any of the terms, covenants, conditions or rules under this Lease. A "BREACH" is defined as the occurrence of one or more of the following Defaults, and the failure of Lessee to cure such Default within any applicable grace period:

          (a) The abandonment of the Premises; or the vacating of the Premises without providing a commercially reasonable level of security, or where the coverage of the property insurance described in paragraph 8.3 is jeopardized as a result thereof, or without providing reasonable assurances to minimize potential vandalism., UNLESS SUCH DEFAULT IS CURED WITHIN TEN (10) DAYS AFTER WRITTEN NOTICE.

          (b) The failure of Lessee to make any payment of Rent or any Security Deposit required to be made by Lessee hereunder, whether to Lessor or to a third party, when due, to provide reasonable evidence of insurance or surety bond, or to fulfill any obligation under this Lease which endangers or threatens life or property, where such failure continues for a period of ten
(10) days following written notice to Lessee.

          (c) The failure by Lessee to provide (i) reasonable written evidence of compliance with Applicable Requirements, (ii) the service contracts, (iii) the rescission of an unauthorized assignment or subletting, (iv) a Tenancy Statement, (v) a requested subordination, (vi) evidence concerning any guaranty and/or Guarantor, (vii) any document requested under Paragraph 42 (easements), or (viii) any other documentation or information which Lessor may reasonably require of Lessee under the terms of this Lease, where any such failure continues for a period of thirty (30) days following written notice to Lessee OR SUCH LONGER PERIOD AS MAY BE REASONABLY REQUIRED.

          (d) A Default by Lessee as to the terms, covenants, conditions or provisions of this Lease, or of the rules adopted under Paragraph 40 hereof, other than those described in subparagraphs 13.1(a), (b) or (c), above, where such Default continues for a period of thirty (30) days after written notice; provided, however, that if the nature of Lessee's Default is such that more than thirty (30) days are reasonably required for its cure, then it shall not be deemed to be a Breach if Lessee commences such cure within said thirty (30) day period and thereafter diligently prosecutes such cure to completion.

          (e) The occurrence of any of the following events: (i) the making of any general arrangement or assignment for the benefit of creditors; (ii) becoming a "DEBTOR" as defined in 11 U.S.C. Section 101 or any successor statute thereto (unless, in the case of a petition filed against Lessee, the same is dismissed within sixty (60) days); (iii) the appointment of a trustee or receiver to take possession of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where possession is not restored to Lessee within sixty (60) days; or (iv) the attachment, execution or other judicial seizure of substantially all of Lessee's assets located at the Premises or of Lessee's interest in this Lease, where such seizure is not discharged within sixty (60) days; provided, however, in the event that any provision of this subparagraph (e) is contrary to any applicable law, such provision shall be of no force or effect, and not affect the validity of the remaining provisions.

          (f) The discovery that any financial statement of Lessee or of any Guarantor given to Lessor was materially false.

     13.2 REMEDIES. If Lessee fails to perform any of its affirmative duties or obligations, within the time period set forth in Section 13.1 above (or in case of an emergency, without notice), Lessor may, at its option, perform such duty or obligation on Lessee's behalf, including but not limited to the obtaining of reasonably required bonds, insurance policies, or governmental licenses, permits or approvals. The costs and expenses of any such performance by Lessor shall be due and payable by Lessee upon receipt of invoice therefor. If any check given to Lessor by Lessee shall not be honored by the bank upon which it is drawn, Lessor, at its option, may require all future payments to be made by Lessee to be by cashier's check. In the event of a Breach, Lessor may, with or without further notice or demand, and without limiting Lessor in the exercise of any right or remedy which Lessor may have by reason of such Breach:

          (a) Terminate Lessee's right to possession of the Premises by any lawful means, in which case this Lease shall terminate and Lessee shall immediately surrender possession to Lessor. In such event Lessor shall be entitled to recover from Lessee: (i) the unpaid Rent which had been earned at the time of termination; (ii) the worth at the time of award of the amount by which the unpaid rent which would have been earned after termination until the time of award exceeds the amount of such rental loss that the Lessee proves could have been reasonably avoided; (iii) the worth at the time of award of the amount by which the unpaid rent for the balance of the term after the time of award exceeds the amount of such rental loss that the Lessee proves could be reasonably avoided; and (iv) any other amount necessary to compensate Lessor for all the detriment proximately caused by the Lessee's failure to perform its obligations under this Lease or which in the ordinary course of things would be likely to result therefrom, including but not limited to the cost of recovering possession of the Premises, expenses of reletting, including necessary renovation and alteration of the Premises, reasonable attorneys' fees, and that portion of any leasing commission paid by Lessor in connection with this Lease applicable to the unexpired term of this Lease. The worth at the time of award of the amount referred to in provision (iii) of the immediately preceding sentence shall be computed by discounting such amount at the discount rate of the Federal Reserve Bank of the District within which the Premises are located at the time of award plus one percent (1%). Efforts by Lessor to mitigate damages caused by Lessee's Breach of this Lease shall not waive Lessor's right to recover damages under Paragraph 12. If termination of this Lease is obtained through the provisional remedy of unlawful detainer, Lessor shall have the right to recover in such proceeding any unpaid Rent and damages as are recoverable therein, or Lessor may reserve the right to recover all or any part thereof in a separate suit. If a notice and grace period required under Paragraph 13.1 was not previously given, a notice to pay rent or quit, or to perform or quit given to Lessee under the unlawful detainer statute shall also constitute the notice required by Paragraph 13.1, but shall not reduce any cure period specified in Section 13.1. In such case, the applicable grace period required by Paragraph 13.1 and the unlawful detainer statute shall run concurrently, and the failure of Lessee to cure the Default within the greater of the two such grace periods shall constitute both an unlawful detainer and a Breach of this Lease entitling Lessor to the remedies provided for in this Lease and/or by said statute.

         (b) Continue the Lease and Lessee's right to possession and recover the Rent as it becomes due, in which event Lessee may sublet or assign, subject only to reasonable limitations. Acts of maintenance, efforts to relet, and/or the appointment of a receiver to protect the Lessor's interests, shall not constitute a termination of the Lessee's right to possession. *

         (c) Pursue any other remedy now or hereafter available under the laws or judicial decisions of the state wherein the Premises are located. The expiration or termination of this Lease and/or the termination of Lessee's right to possession shall not relieve Lessee from liability.



* = See Addendum                     PAGE 8                      Initials ______
                                                                FORM 204N-R-2/97
under any indemnity provisions of this Lease as to matters occurring or accruing during the term hereof or by reason of Lessee's occupancy of the Premises. *

     13.4 LATE CHARGES. Lessee hereby acknowledges that late payment by Lessee of Rent will cause Lessor to incur costs not contemplated by this Lease, the exact amount of which will be extremely difficult to ascertain. Such costs include, but are not limited to, processing and accounting charges, and late charges which may be imposed upon Lessor by any Lender. Accordingly, if any Rent shall not be received by Lessor within ten (10) days after such amount shall be due, then, without any requirement for notice to Lessee, Lessee shall pay to Lessor a one-time late charge equal to the greater of one percent or $250 of each such overdue amount. The parties hereby agree that such late charge represents a fair and reasonable estimate of the costs Lessor will incur by reason of such late payment. Acceptance of such late charge by Lessor shall in no event constitute a waiver of Lessee's Default or Breach with respect to such overdue amount, nor prevent the exercise of any of the other rights and remedies granted hereunder. In the event that a late charge is payable hereunder, whether or not collected, for three (3) consecutive installments of Base Rent, then notwithstanding any provision of this Lease to the contrary, Base Rent shall, at Lessor's option, become due and payable quarterly in advance.

     13.5 INTEREST. Any monetary payment due Lessor hereunder, other than late charges, not received by Lessor, when due as to scheduled payments (such as Base Rent) or within thirty (30) days following the date on which it was due for non-scheduled payment, shall bear interest from the date when due, as to scheduled payments, or the thirty-first (31st) day after it was due as to non-scheduled payments. The interest ("INTEREST") charged shall be equal to 10% per annum, but shall not exceed the maximum rate allowed by law. Interest is payable in addition to the potential late charge provided for in Paragraph 13.4

     13.6 BREACH BY LESSOR.

          (a) NOTICE OF BREACH. Lessor shall not be deemed in breach of this Lease unless Lessor fails within a reasonable time to perform an obligation required to be performed by Lessor. For purposes of this Paragraph, a reasonable time shall in no event be less than thirty (30) days after receipt by Lessor, and any Lender whose name and address shall have been furnished Lessee in writing for such purpose, of written notice specifying wherein such obligation of Lessor has not been performed; provided, however, that if the nature of Lessor's obligation is such that more than thirty (30) days are reasonably required for its performance, then Lessor shall not be in breach if performance is commenced within such thirty (30) day period and thereafter pursued to completion.

14. CONDEMNATION. If the Premises or any portion thereof are taken under the power of eminent domain or sold under the threat of the exercise of said power (collectively "CONDEMNATION"), this Lease shall terminate as to the part taken as of the date the condemning authority takes title or possession, whichever first occurs. If more than ten percent (10%) of any building portion of the premises, or more than twenty-five percent (25%) of the land area portion of the premises not occupied by any building or more than 10% of Lessee's total parking spaces is taken by Condemnation, Lessee may, at Lessee's option, to be exercised in writing within thirty (30) days after Lessor shall have given Lessee written notice of such taking (or in the absence of such notice, within thirty (30) days after the condemning authority shall have taken possession) terminate this Lease as of the date the condemning authority takes such possession. If Lessee does not terminate this Lease in accordance with the foregoing, this Lease shall remain in full force and effect as to the portion of the Premises remaining, except that the Base Rent shall be reduced in proportion to the reduction in utility of the Premises caused by such Condemnation. Condemnation awards and/or payments shall be the property of Lessor, whether such award shall be made as compensation for diminution in value of the leasehold, the value of the part taken, or for severance damages; provided, however, that Lessee shall be entitled to any compensation for Lessee's relocation expenses, loss of business goodwill and/or Trade Fixtures, without regard to whether or not this Lease is terminated pursuant to the provisions of this Paragraph provided that Lessee shall be entitled to all awards to which it is otherwise entitled (and not referenced above) under applicable law so long as Lessee brings a separate proceeding from that Lessor to recover such other awards or payments. All Alterations and Utility Installations made to the Premises by Lessee, for purposes of Condemnation only, shall be considered the property of the Lessee and Lessee shall be entitled to any and all compensation which is payable therefor. In the event that this Lease is not terminated by reason of the Condemnation, Lessor shall repair any damage to the Premises caused by such Condemnation.

15.  BROKERS' FEE.

     15.3 REPRESENTATIONS AND INDEMNITIES OF BROKER RELATIONSHIPS. Lessee and Lessor each represent and warrant to the other that it has had no dealings with any person, firm, broker or finder (other than the Brokers, if any) in connection with this Lease, and that no one other than said named Brokers is entitled to any commission or finder's fee in connection herewith. Lessee and Lessor do each hereby agree to indemnify, protect, defend and hold the other harmless from and against liability for compensation or charges which may be claimed by any such unnamed broker, finder or other similar party by reason of any dealings or actions of the indemnifying Party, including any costs, expenses, attorneys' fees reasonably incurred with respect thereto.

16.  ESTOPPEL CERTIFICATES.

          (a) Each Party (as "RESPONDING PARTY") shall within ten (10) days after written notice from the other party (the "REQUESTING PARTY") execute, acknowledge and deliver to the Requesting Party a statement in writing in form similar to the then most current "ESTOPPEL CERTIFICATE" form published by the American Industrial Real Estate Association, plus such additional information, confirmation and/or statements as may be reasonably requested by the Requesting Party.

          (b) If the Responding Party shall fail to execute or deliver the Estoppel Certificate within such ten day period, the Requesting Party may execute an Estoppel Certificate stating that: (i) the Lease is in full force and effect without modification except as may be represented by the Requesting Party, (ii) there are no uncured defaults in the Requesting Party's performance, and (iii) if Lessor is the Requesting Party, not more than one month's rent has been paid in advance. Prospective purchasers and encumbrances may rely upon the Requesting Party's Estoppel Certificate, and the Responding Party shall be estopped from denying the truth of the facts contained in said Certificate.





* = See Addendum                    PAGE 9                   Initials
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                                                             FORM 204N-R-2/97

      (c) If Lessor desires to finance, refinance, or sell the Premises, or any part thereof, Lessee and all Guarantors shall deliver to any potential lender or purchaser designated by Lessor such financial statements as may be reasonably required by such lender or purchaser, including but not limited to Lessee's financial statements for the past three (3) years. All such financial statements shall be received by Lessor and such lender or purchaser in confidence and shall be used only for the purposes herein set forth.

17. DEFINITION OF LESSOR. The Term "LESSOR" as used herein shall mean the owner or owners at the time in question of the fee title to the Premises, or, if this is a sublease, of the Lessee's interest in the prior lease. In the event of a transfer of Lessor's title or interest in the Premises or this Lease, Lessor shall deliver to the transferee or assignee (in cash or by credit) any unused Security Deposit held by Lessor. Except as provided in Paragraph 15, upon such transfer or assignment and delivery of the Security Deposit, as aforesaid and provided the assignee assumed Lessor's obligations arising after the assignment by a written assumption, a copy of which shall be delivered to Lessee the prior Lessor shall be relieved of all liability with respect to the obligations and/or covenants under this Lease thereafter to be performed by the Lessor. Subject to the foregoing, the obligations and/or covenants in this Lease to be performed by the Lessor shall be binding only upon the Lessor as hereinabove defined. Notwithstanding the above, and subject to the provisions of Paragraph 20 below, the original Lessor under this Lease, and all subsequent holders of the Lessor's interest in this Lease shall remain liable and responsible with regard to the potential duties and liabilities of Lessor pertaining to Hazardous Substances as outlined in Paragraph 6 above.

18. SEVERABILITY. The invalidity of any provision of this Lease, as determined by a court of competent jurisdiction, shall in no way affect the validity of any other provision hereof.

19. DAYS. Unless otherwise specifically indicated to the contrary, the word "days" as used in this Lease shall mean and refer to calendar days.

20. LIMITATION ON LIABILITY. Subject to the provisions of Paragraph 17 above, the obligations of Lessor under this Lease shall not constitute personal obligations of Lessor, the individual partners of Lessor or its or their individual partners, directors, officers or shareholders, and Lessee shall look to the Premises, and to no other assets of Lessor, for the satisfaction of any liability of Lessor with respect to this Lease, and shall not seek recourse against the individual partners of Lessor, or its or their individual partners, directors, officers or shareholders, or any of their personal assets for such satisfaction.

21. TIME OF ESSENCE. Time is of the essence with respect to the performance of all obligations to be performed or observed by the Parties under this Lease.

22.   NO PRIOR OR OTHER AGREEMENTS; BROKER DISCLAIMER. This Lease, the
Addendum and all Exhibits attached hereto contains all agreements between the Parties with respect to any matter mentioned herein, and no other prior or contemporaneous agreement or understanding shall be effective. Lessor and Lessee each represents and warrants to the Brokers that it has made, and is relying solely upon, its own investigation as to the nature, quality, character and financial responsibility of the other Party to this Lease and as to the nature, quality and character of the Premises. Brokers have no responsibility with respect thereto or with respect to any default or breach hereof by either Party. The liability (including court costs and Attorneys' fees), of any Broker with respect to negotiation, execution, delivery or performance by either Lessor or Lessee under this Lease or any amendment or modification hereto shall be limited to an amount up to the fee received by such Broker pursuant to this Lease; provided, however, that the foregoing limitation on each Broker's liability shall not be applicable to any gross negligence or willful misconduct of such Broker.

23.   NOTICES.

      23.1 NOTICE REQUIREMENTS. All notices required or permitted by this Lease shall be in writing and may be delivered in person (by hand or by courier) or may be sent by regular, certified or registered mail or U.S. Postal Service Express Mail, with postage prepaid, or by facsimile transmission, and shall be deemed sufficiently given if served in a manner specified in this Paragraph 23. The addresses noted adjacent to a Party's signature on this Lease shall be that Party's address for delivery or mailing of notices. Either Party may by written notice to the other specify a different address for notice, except that upon Lessee's taking possession of the Premises, the Premises shall constitute Lessee's address for notice. A copy of all notices to Lessor shall be concurrently transmitted to such party or parties at such addresses as Lessor may from time to time hereafter designate in writing.

23.2 DATE OF NOTICE. Any notice sent by registered or certified mail, return receipt requested, shall be deemed given on the date of delivery shown on the receipt card, or if no delivery date is shown, the postmark thereon. If sent by regular mail the notice shall be deemed given forty-eight (48) hours after the same is addressed as required herein and mailed with postage prepaid. Notices delivered by United States Express Mail or overnight courier that guarantee next day delivery shall be deemed given twenty-four (24) hours after delivery of the same to the Postal Service or courier. Notices transmitted by facsimile transmission or similar means shall be deemed delivered upon telephone confirmation of receipt, provided a copy is also delivered via delivery or mail. If notice is received on a Saturday, Sunday or legal holiday, it shall be deemed received on the next business day.

24. WAIVERS. No waiver by Lessor of the Default or Breach of any term, covenant or condition hereof by Lessee, shall be deemed a waiver of any other term, covenant or condition hereof, or of any subsequent Default or Breach by Lessee of the same or of any other term, covenant or condition hereof. Lessor's consent to, or approval of, any act shall not be deemed to render unnecessary the obtaining of Lessor's consent to, or approval of, any subsequent or similar act by Lessee, or be construed as the basis of an estoppel to enforce the provision or provisions of this Lease requiring such consent. The acceptance of Rent by Lessor shall not be a waiver of any Default or Breach by Lessee. Any payment by Lessee may be accepted by Lessor on account of moneys or damages due Lessor, notwithstanding any qualifying statements or conditions made by Lessee in connection therewith, which such statements and/or conditions shall be of no force or effect whatsoever unless specifically agreed to in writing by Lessor at or before the time of deposit of such payment.

25. RECORDING. Either Lessor or Lessee shall, upon request of the other, execute, acknowledge and deliver to the other a short form memorandum of this Lease for recording purposes. The Party requesting recordation shall be responsible for payment of any fees applicable thereto.

26. NO RIGHT TO HOLDOVER. Lessee has no right to retain possession of the Premises or any part thereof beyond the expiration or termination of this Lease. In the event that Lessee holds over, then the Base Rent shall be increased to one hundred fifty percent (150%) of the Base Rent applicable during the month immediately preceding the expiration or termination. Nothing contained herein shall be construed as consent by Lessor to any holding over by Lessee.

27. CUMULATIVE REMEDIES. No remedy or election hereunder shall be deemed exclusive but shall, wherever possible, be cumulative with all other remedies at law or in equity.

28. COVENANTS AND CONDITIONS; CONSTRUCTION OF AGREEMENT. All provisions of this Lease to be observed or performed by Lessee are both covenants and conditions. In construing this Lease, all headings and titles are for the convenience of the parties only and shall not be considered a part of this Lease. Whenever required by the context, the singular shall include the plural and vice versa. This Lease shall not be construed as if prepared by one of the parties, but rather according to its fair meaning as a whole, as if both parties had prepared it.

29. BINDING EFFECT; CHOICE OF LAW. This Lease shall be binding upon the parties, their personal representatives, successors and assigns and be governed by the laws of the State in which the Premises are located. Any litigation between the Parties hereto concerning this Lease shall be initiated in the county in which the Premises are located.

30.   SUBORDINATION; ATTORNMENT; NON-DISTURBANCE.

      30.1 SUBORDINATION. This Lease and any Option granted hereby shall be subject and subordinate to any ground lease, mortgage, deed of trust, or other hypothecation or security device (collectively "SECURITY DEVICE"), now or hereafter placed upon the Premises, to any and all advances made on the security thereof, and to all renewals, modifications, and extensions thereof. Lessee agrees that the holders of any such Security Devices (in this Lease together referred to as "Lessor's Lender") shall have no liability or obligation to perform any of the obligations of Lessor under this Lease. Any Lender may elect to have this Lease and/or any Option granted hereby superior to the lien of its Security Device by giving written notice thereof to Lessee, whereupon this Lease and such Options shall be deemed prior to such Security Device, notwithstanding the relative dates of the documentation or recordation thereof.

      30.2 ATTORNMENT. Subject to the non-disturbance provisions of Paragraph 30.3, Lessee agrees to attorn to a Lender or any other party who acquires ownership of the Premises by reason of a foreclosure of a Security Device, and that in the event of such foreclosure such new

                                     PAGE 10                  Initials
                                                                      ----------
                                                                FORM 204N-R-2/97
* = See Addendum

5(12-21-98)
     owner shall not: (i) be liable for any act or omission of any prior lessor with respect to events occurring prior to acquisition of ownership; (ii) be subject to any offsets or defenses which Lessee might have against any prior lessor, or (iii) be bound by prepayment of more than one (1) month's rent.

     30.3 NON-DISTURBANCE. With respect to Security Devices entered into by Lessor after the execution of this Lease, Lessee's subordination of this Lease shall be subject to receiving a commercially reasonable non-disturbance agreement (a "NON-DISTURBANCE AGREEMENT") from the Lender which Non-Disturbance Agreement provides that Lessee's possession of the Premises, and this Lease, including any options to extend the term hereof, will not be disturbed so long as Lessee is not in Breach hereof and attorns to the record owner of the Premises.

     30.4 SELF-EXECUTING. The agreements contained in this Paragraph 30 shall be effective without the execution of any further documents; provided, however, that, upon written request from Lessor or a Lender in connection with a sale, financing or refinancing of the Premises, Lessee and Lessor shall execute such further writings as may be reasonably required to separately document any subordination, attornment and/or Non-Disturbance Agreement provided for herein.

31. ATTORNEY'S FEES. If any Party brings an action or proceeding involving the Premises to enforce the terms hereof or to declare rights hereunder, the Prevailing Party (as hereafter defined) in any such proceeding, action, or appeal thereon, shall be entitled to reasonable attorney's fees. Such fees may be awarded in the same suit or recovered in a separate suit, whether or not such action or proceeding is pursued to decision or judgment. The term, "PREVAILING PARTY" shall include, without limitation, a Party who substantially obtains or defeats the relief sought, as the case may be, whether by compromise, settlement, judgment, or the abandonment by the other Party of its claim or defense. The attorneys' fees award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys' fees award shall not be computed in accordance with any court fee schedule, but shall be such as to fully reimburse all attorneys' fees reasonably incurred. In addition, Lessor shall be entitled to attorneys' fees, costs and expenses incurred in the preparation and service of notices of Default and consultations in connection therewith whether or not a legal action is subsequently commenced in connection with such Default or resulting Breach.*

32. LESSOR'S ACCESS; SHOWING PREMISES; REPAIRS. Lessor and Lessor's agents shall have the right to enter the Premises at any time, in the case of emergency, and otherwise at reasonable times on 24 hours prior written notice and during the last 6 months of the term, for the purpose of showing the same to prospective purchasers, lenders, or lessees, and making such alterations, repairs, improvements or additions to the Premises as Lessor may deem necessary. All such activities shall be without abatement of rent or liability to Lessee. Lessor may at any time place on the Premises any ordinary "FOR SALE" signs and Lessor may during the last six (6) months of the term hereof place on the Premises any ordinary "FOR LEASE" signs. Lessee may at any time place on or about the Premises any ordinary "FOR SUBLEASE" sign.

33. AUCTIONS. Lessee shall not conduct, nor permit to be conducted, any auction upon the Premiss without Lessor's prior written consent. Lessor shall not be obligated to exercise any standard of reasonableness in determining whether to permit an auction.

34. SIGNS. Except for ordinary "For Sublease" signs, Lessee shall not place any sign upon the Premises without Lessor's prior written consent. All signs must comply with all Applicable Requirements.

35. TERMINATION; MERGER. Unless specifically stated otherwise in writing by Lessor, the voluntary or other surrender of this Lease by Lessee, the mutual termination or cancellation hereof, or a termination hereof by Lessor for Breach by Lessee, shall automatically terminate any sublease or lesser estate in the Premises; provided, however, that Lessor may elect to continue any one or all existing subtenancies. Lessor's failure within ten (10) days following any such event to elect to the contrary by written notice to the holder of any such lesser interest, shall constitute Lessor's election to have such event constitute the termination of such interest.

36. CONSENTS. Except as otherwise provided herein, wherever in this Lease the consent of a Party is required to an act by or for the other Party, such consent shall not be unreasonably withheld or delayed. Lessor's consent to any act, assignment or subletting shall not constitute an acknowledgment that no Default or Breach by Lessee of this Lease exists, nor shall such consent be deemed a waiver of any then existing Default or Breach, except as may be otherwise specifically stated in writing by Lessor at the time of such consent. The failure to specify herein any particular condition to Lessor's consent shall not preclude the imposition by Lessor at the time of consent of such further or other conditions as are then reasonable with reference to the particular matter for which consent is being given. In the event that either Party disagrees with any determination made by the other hereunder and reasonably requests the reasons for such determination, the determining party shall furnish its reasons in writing and in reasonable detail within ten (10) business days following such requests.

38. QUIET POSSESSION Subject to payment by Lessee of the Rent and performance of all of the covenants, conditions and provisions on Lessee's part to be observed and performed under this Lease, Lessee shall have quiet possession and quiet enjoyment of the Premises during the term hereof.

39.  OPTIONS.

     39.1 DEFINITION. "OPTION" shall mean: (a) the right to extend the term of or renew this Lease or to extend or renew any lease that Lessee has on other property of Lessor; (b) the right of first refusal or first offer to lease either the Premises or other property of Lessor; (c) the right to purchase or the right of first refusal to purchase the Premises or other property of Lessor.

     39.3 MULTIPLE OPTIONS. In the event that Lessee has any multiple Options to extend or renew this Lease, a later Option cannot be exercised unless the prior Options have been validly exercised.

     39.4      EFFECT OF DEFAULT ON OPTIONS

           (a) Lessee shall have no right to exercise an Option: (i) during the period commencing with the giving of any notice of default and continuing until said Default is cured, (ii) during the period of time any Rent is unpaid (without regard to whether notice thereof is given Lessee), (iii) during the time Lessee is in monetary Breach of this Lease.

           (b) The period of time within which an Option may be exercised shall not be extended or enlarged by reason of Lessee's inability to exercise an Option because of the provisions of Paragraph 39.4(a).

           (c) An Option shall terminate and be of no further force or effect, notwithstanding Lessee's due and timely exercise of the Option, if, after such exercise and prior to the commencement of the extended term, (i) Lessee fails to pay Rent for a period of thirty (30) days after such Rent becomes due (without any necessity of Lessor to give notice thereof), or (ii) if Lessee commits a Breach of this Lease.



* = See Addendum                                                 Initials ______
                                                                FORM 204N-R-2/97

41. SECURITY MEASURES. Lessee hereby acknowledges that the rental payable to Lessor hereunder does not include the cost of guard service or other security measures, and that Lessor shall have no obligation whatsoever to provide same. Lessee assumes all responsibility for the protection of the Premises, Lessee, its agents and invitees and their property from the acts of third parties.

42. RESERVATIONS. Lessor reserves to itself the right, from time to time, to grant, without the consent or joinder of Lessee, such easements, rights and dedications that Lessor deems necessary, and to cause the recordation of parcel maps and restrictions, so long as such easements, rights, dedications, maps and restrictions do not unreasonably interfere with the use (or, prior to termination of the Purchase Option, the Value) of the Premises by Lessee. Lessee agrees to sign any documents reasonably requested by Lessor to effectuate any such easement rights, dedication, map or restrictions.

43. PERFORMANCE UNDER PROTEST. If at any time a dispute shall arise as to any amount or sum of money to be paid by one Party to the other under the provisions hereof, the Party against whom the obligation to pay the money is asserted shall have the right to make payment "under protest" and such payment shall not be regarded as a voluntary payment and there shall survive the right on the part of said Party to institute suit for recovery of such sum. If it shall be adjudged that there was no legal obligation on the part of said Party to pay such sum or any part thereof, said Party shall be entitled to recover such sum or so much thereof as it was not legally required to pay.

44. AUTHORITY. If either Party hereto is a corporation, trust, limited liability company, partnership, or similar entity, each individual executing this Lease on behalf of such entity represents and warrants that he or she is duly authorized to execute and deliver this Lease on its behalf. Each party shall, within thirty (30) days after request, deliver to the other party satisfactory evidence of such authority.

45. CONFLICT. Any conflict between the printed provisions of this Lease and the typewritten or handwritten provisions shall be controlled by the typewritten or handwritten provisions.

46. OFFER. Preparation of this Lease by either Party or their agent and submission of same to the other Party shall not be deemed an offer to lease to the other Party. This Lease is not intended to be binding until executed and delivered by all Parties hereto.

47. AMENDMENTS. This Lease may be modified only in writing, signed by the Parties in interest at the time of the modification. As long as they do not materially change Lessee's obligations hereunder, Lessee agrees to make such reasonable non-monetary modifications to this Lease as may be reasonably required by a Lender in connection with the obtaining of normal financing or refinancing of the Premises.

48. MULTIPLE PARTIES. If more than one person or entity is named herein as either Lessor or Lessee, such multiple Parties shall have joint and several responsibility to comply with the terms of this Lease.

LESSOR AND LESSEE HAVE CAREFULLY READ AND REVIEWED THIS LEASE AND EACH TERM AND PROVISION CONTAINED HEREIN, AND BY THE EXECUTION OF THIS LEASE SHOW THEIR INFORMED AND VOLUNTARY CONSENT THERETO. THE PARTIES HEREBY AGREE THAT, AT THE TIME THIS LEASE IS EXECUTED, THE TERMS OF THIS LEASE ARE COMMERCIALLY REASONABLE AND EFFECTUATE THE INTENT AND PURPOSE OF LESSOR AND LESSEE WITH RESPECT TO THE PREMISES.

--------------------------------------------------------------------------------
ATTENTION: NO REPRESENTATION OR RECOMMENDATION IS MADE BY THE AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION OR BY ANY BROKER AS TO THE LEGAL SUFFICIENCY, LEGAL EFFECT, OR TAX CONSEQUENCES OF THIS LEASE OR THE TRANSACTION TO WHICH IT RELATES. THE PARTIES ARE URGED TO:

1.   SEEK ADVICE OF COUNSEL AS TO THE LEGAL AND TAX CONSEQUENCES OF THIS LEASE.

2. RETAIN APPROPRIATE CONSULTANTS TO REVIEW AND INVESTIGATE THE CONDITION OF THE PREMISES. SAID INVESTIGATION SHOULD INCLUDE BUT NOT BE LIMITED TO: THE POSSIBLE PRESENCE OF HAZARDOUS SUBSTANCES, THE ZONING OF THE PREMISES, THE STRUCTURAL INTEGRITY, THE CONDITION OF THE ROOF AND OPERATING SYSTEMS, AND THE SUITABILITY OF THE PREMISES FOR LESSEE'S INTENDED USE.

WARNING: IF THE PREMISES IS LOCATED IN A STATE OTHER THAN CALIFORNIA, CERTAIN PROVISIONS OF THE LEASE MAY NEED TO BE REVISED TO COMPLY WITH THE LAWS OF THE STATE IN WHICH THE PREMISES IS LOCATED.
--------------------------------------------------------------------------------

The parties hereto have executed this Lease at the place and on the dates specified above their respective signatures.

Executed at:
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on:
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By LESSOR:                         See below
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By:
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Name Printed:
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Title:
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By:
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Name Printed:
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Title:
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Address:
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Telephone: (949) 581-3600
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Facsimile: (949) 581-0445
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Federal ID No.
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Executed at:
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on:
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By LESSEE:  QLogic, a Delaware corporation
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By:   /s/ THOMAS R. ANDERSON
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Name Printed: THOMAS R. ANDERSON
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Title:  V.P.  CFO
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By:  /s/ H.K. DESAI
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Name Printed: H.K. DESAI
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Title:  President/CEO
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Address:
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Telephone: (   )
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Facsimile: (   )
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Federal ID No.
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NOTE: These forms are often modified to meet changing requirements of law and industry needs. Always write or call to make sure you are utilizing the most current form: AMERICAN INDUSTRIAL REAL ESTATE ASSOCIATION, 700 So. Flower Street, Suite 600, Los Angeles, California 90017. (213) 687-8777. Fax No. (213) 687-8616


AEW/Parker South, LLC a Delaware limited liability company
By: AEW/Parker, LLC, a California limited liability company, Sole Member and Manager
       By:    Eastrich Aliso LLC, a Delaware limited liability company,
              its Manager
              By:
                       /s/   JAMES FLYNN
                 ------------------------------------------
                       James Flynn, Authorized Signatory

                                                                FORM 204N-R-2/97

(C)Copyright 1997 - By American Industrial Real Estate Association. All rights reserved. No part of these works may be reproduced in any form without permission in writing.


* = See Addendum

                                   ADDENDUM TO
             STANDARD INDUSTRIAL/COMMERCIAL SINGLE TENANT LEASE-NET
                                  (AIREA 1997)

         This Addendum is made as of November 15, 1998 by and between QLogic, a Delaware corporation ("Lessee") and AEW/Parker South, LLC, a Delaware limited liability company ("Lessor"), with respect to the Standard Industrial/Commercial Single Tenant Lease - Net (American Industrial Real Estate Association (Form 204N-R-2/97)) between Lessor and Lessee dated concurrently herewith ("AIREA Lease"). The AIREA Lease, as amended on the face thereof and as further amended by the terms of this Addendum, is hereafter referred to as the "Lease". To the extent that the provisions of this Addendum are inconsistent with the terms and conditions of the AIREA Lease, such inconsistencies shall take priority as follows: (i) printed or written inserts to this Addendum, (ii) this Addendum,
(iii) typed, printed or written inserts to the AIREA Lease, and (iv) the printed form AIREA Lease. References to "paragraphs" or " " are intended to mean the paragraphs in the AIREA Lease or this Addendum, as applicable. All capitalized terms not otherwise defined in this Addendum shall have the meaning set forth in the AIREA Lease.

         1.2  PREMISES.

         (a) PROJECT. The "Project" consists of the Lots 1 and 3 through 6 of Tract 15638, Orange County ("County"), California.

         (b) IMPROVEMENTS. The "Premises" consist of Lots 1 and 3 through 6 of the Project and the three buildings generally depicted on the Site and Shell Plan, which Plan shall include Building elevations and is attached as Exhibit A (Buildings 1, 3 and 4, each a "Building") in the Project, and the Improvements to be constructed thereon pursuant to 51. The parties currently estimate the following square footage for all of Buildings 1, 3, 4:

                  Rentable          158,854
                  Gross             165,058

However, the Premises shall not, without Lessee's prior written consent, consist of more than 162,000 rentable sq. ft. ("Max") nor less than 157,000 rentable sq. ft. ("Min").

         (c) SUBSEQUENT MEASUREMENT. Prior to each Building Commencement Date, Lessor shall cause Langdon Wilson ("Lessor's Architect") to measure the Premises and deliver written notice of the rentable and gross square footage of each Building, as determined by Lessor's Architect consistent with the Building Owners and Managers Association International standards (ANSI/BOMA Z65.1-1996) ("BOMA"). The gross square footage shall be measured to the drip-line, as determined by Lessor's Architect consistent with BOMA. Upon receipt of notice thereof, Lessee shall have the right to remeasure the Premises utilizing a consultant of its choice and Lessee shall be entitled to dispute the measurement of Lessor's Architect by delivery of written notice to Lessor within ten (10) business days, and if such dispute cannot be resolved between the parties, the provisions of 31.3 shall apply.

         1.3 TERM. The "Term" is the period commencing on the Building 1 Commencement Date and ending one hundred twenty (120) months after the Buildings 3-4 Commencement Date, plus any partial month which may exist from Buildings 3-4 Commencement Date through the end of such calendar month ("Stub Month"). Upon exercise of an Extension Option, "Term" shall mean the above initial Term plus all such exercised Extension Options.

         1.3.1 FIXTURIZATION PERIOD AND COMMENCEMENT DATE. The term "Fixturization Period" for Building 1 and for "Buildings 3-4" (meaning Buildings 3, 4 and the atrium) means the 30 day period commencing on the earlier of the applicable Substantial Completion Date or written notice that the substantial completion is sufficiently near that Lessee may commence fixturization and move in. As described in 51.5(a), Lessor estimates that Building 1 will be commenced approximately two months before Buildings 3 and 4. The Commencement Date for Building 1 ("Building 1 Commencement Date") shall be the earlier of:

         (i) the occupancy of Building 1 by Lessee for the purpose of conducting its business (as distinguished from fixturization and move-in), or

         (ii) the later of: (A) five (5) business days after the Substantial Completion Date for Building 1, as defined in 51.5(b), or (B) the end of the Fixturization Period.

The Commencement Date for Buildings 3 and 4 ("Buildings 3-4 Commencement Date") shall be the earlier of:

         (i) the occupancy of Buildings 3 and 4 by Lessee for the purpose of conducting its business (as distinguished from fixturization and move-in), or

         (ii) the later of: (A) five (5) business days after the Substantial Completion Date for both Buildings 3 and 4, or (B) the end of the Fixturization Period.

Without triggering a Commencement Date, Lessee shall be entitled to commence fixturization pursuant to 51.5(c). Upon both the Building 1 Commencement Date and the Buildings 3-4 Commencement Date, the parties shall execute the Commencement Date Memorandum in the form attached hereto as Exhibit C.

         1.5 BASE RENT. With respect to all portions of the Premises for which the Commencement Date has occurred, the Base Rent shall equal the following:

                                                            Base Rent Per
         Period                                            Rentable Sq. Ft.
         ------                                            ----------------
         Building 1 Commencement Date through Month 30          $1.33
         Months 31 through 60                                    1.43
         Months 61 through 90                                    1.53
         Months 91 through end of the initial Term               1.63
         Months 121 through 180 (First Option Term)             see 3.5
         Months 181 through 240 (Second Option Term)            see 3.5

For the purposes of this 1.5 the first "Month" is the calendar month in which the Buildings 3-4 Commencement Date occurred. All Rent shall be paid when due and without notice except as expressly provided to the contrary in this Lease. Except as otherwise provided in this Lease, Lessee waives any right of offset, demand or deduction against Rent pursuant to California Code of Civil Procedure ("CCP") 431.70 or otherwise. All Rent constitutes "rent" or "rental" under the unlawful detainer statutes (CCP 1161 et seq.)

         1.7  SECURITY DEPOSIT AND OTHER ADVANCE DISBURSEMENTS.

         (a) OPTION FEE. In consideration for the grant of the Purchase Option set forth in 50, concurrent with the execution hereof, Lessee shall pay to Lessor $350,000 ("Option Fee"), which shall be refunded to Lessee in full in the event of a default by Lessor under this Lease prior to the last to occur of the Building 1 Commencement Date or the Building 3-4 Commencement Date and a subsequent termination of the Lease. If the closing under the Sale Agreement pursuant to 50 occurs, the Option Fee shall be applied to the purchase price. Otherwise, the Option Fee shall be retained by Lessor and shall not be credited against rental payments due under the Lease.

         (b) SECURITY DEPOSIT. Initially, the Security Deposit shall equal $1.33 multiplied by the estimated rentable area set forth in 1.2(b). Concurrently with the execution hereof, Lessee shall pay such initial Security Deposit to Lessor. The Security Deposit shall be adjusted from time to time to equal the amount of one month's Base Rent.

         (c) ADVANCE RENT. Concurrently with the execution hereof, Lessee shall pay to Lessor an amount equal to $1.33 multiplied by the estimated rentable area set forth in 1.2(b), as advance Rent. One third thereof shall be applied to Rent upon the Building 1 Commencement Date and the remainder on the Buildings 3-4 Commencement Date.

         (d) CREATION OF ACCOUNT. Concurrently herewith, Lessee shall deposit into a separate demand deposit bank account ("Account") in the name of Lessee the sum of $1,544,000.

         (e) DEVELOPMENT DRAWS. Lessor shall be entitled to withdraw up to the following amounts from the Account to pay for or reimburse Lessor for all direct, out-of-pocket costs incurred as described in the following line items ("Development Draws"):

         Line Item                             Amount
         ------------------------------       -------
         Site Work and Soil Surcharge      $139,000.00
         Architectural and Engineering      100,000.00
         Professional Services               20,000.00
         Site Specific Grading and
          Structural Changes                450,000.00
         Fees and Permits                   805,000.00
         Testing and Inspection            $ 30,000.00       $1,544,000.00
                                           -----------

Such disbursements shall be made monthly in conjunction with, and subject to customary procedures for, construction disbursements, provided Lessor has either actually expended such amounts or has been billed therefore after performance of the applicable work or services. "Draw Balance" means the sum from time to time of all Development Draws plus interest on all funds withdrawn from the Account, commencing upon the date of withdrawal, at 4.5% per annum uncompounded.

         (f) PURCHASE. Upon the closing under the Sale Agreement, the Draw Balance shall be credited against the Purchase Price.

         (g) REPAYMENT OF DRAW BALANCE UPON OPTION TERMINATION. Within ten (10) days after the later of expiration of the 50 Purchase Option or, if exercised, the termination of the Sale Agreement, Lessor shall deliver the Draw Balance to Lessee.

         2.2.1 2.2 shall apply separately to each of Building 1 and Buildings 3-4. The first sentence of 2.2 is modified by adding to the end thereof: ", which shall be warranted by Lessor for a period of twelve (12) months from the date of substantial completion thereof, or such longer warranty period as may be offered by the manufacturer of the item in questions ("Warranty Period"). During the first twelve (12) months after substantial completion, Lessor shall use commercially reasonable efforts to enforce all such warranties for the benefit of Lessee. Thereafter, Lessor shall continue to use commercially reasonable efforts to enforce such warranties against the general contractor, subcontractors and manufacturers during the applicable Warranty Period, however the cost thereof, including attorneys' fees, shall be paid by Lessee.

         Since the Interior Improvements are being designed by Lessee's architect, notwithstanding anything to the contrary in this Lease, Lessee shall be solely responsible to correct any Interior Improvements design Defects, provided that Lessor shall assist Lessee at Lessee's expense in enforcing the warranties regarding Interior Improvements. Lessor shall have no liability whatsoever for Interior Improvements design Defects.

         3.5 OPTION TO EXTEND.

         (a) Lessee shall have two (2) options (each an "Extension Option") to extend the Term of this Lease for a period of sixty (60) Months each (each, an "Option Term"). Each Extension Option may be exercised only in the event that Lessee is not in default under this Lease upon the date of exercise. Each Extension Option must be exercised by irrevocable notice in writing of such exercise, delivered by Lessee to Lessor, not later than nine (9) months prior to the end of the Term.

         (b) The Base Rent for the Option Term shall be the greater of (i) the Base Rent then in effect, or (ii) 95% of the "FMR". During each Option Term, the Base Rent shall escalate if and to the extent provided in subparagraph (c).

         (c) The "FMR" means the fair market rental, as described below. The FMR is the then fair rental value being charged, and the fair rental escalation then being charged (annual or otherwise), but in all events never less than 0%, for similar premises in the vicinity of the Premises for a renewal tenant ("Vicinity Rents"), presuming all terms and conditions of this Lease, such FMR being determined commencing at the beginning of the month which is three (3) months prior to the commencement of the Option Term, whereupon Lessor and Lessee shall attempt to agree upon the FMR. In determining the FMR based on Vicinity Rents, the parties shall take into consideration, all factors deemed relevant in the applicable marketplace, including, without limitation the cost, if any, of parking; the comparable age and quality of the premises, traffic, access and area amenities, tenant improvement allowances, free rent or other applicable concessions, except that the parties shall specifically NOT take into consideration and shall not reduce the FMR because of brokerage commissions saved by Lessor, and the absence of any unleased periods of time.

         If the parties are unable to agree upon the FMR prior to the end of such month, then within ten (10) days thereafter each party, at its cost and by giving notice to the other party, shall appoint a real estate appraiser with at least ten (10) years full-time industrial appraisal experience in the Central and Southern Orange County area to appraise and determine such FMR. If a party does not appoint an appraiser within ten (10) days after the other party has given notice of the name of its appraiser, the single appraiser appointed shall be the sole appraiser and shall set the FMR. If there are two appraisers appointed by the parties as stated in this paragraph, they shall met promptly and attempt to set the FMR. If the two appraisers are unable to agree within fifteen (15) days after the second appraiser has been appointed, they shall attempt to elect a third appraiser meeting the qualifications stated in this section within ten (10) days after the last day the two appraisers are given to set the FMR. If the two appraisers are unable to agree on the third appraiser, either of the parties to this Lease, by giving ten (10) days notice to the other party, can apply to the then president of the County Real Estate Board, or to the presiding judge of the Superior Court of the County, for the selection of a third appraiser meeting the qualifications stated in this section.

         Each of the parties shall bear one-half of the cost of appointing the third appraiser and of paying the third appraiser's fee. The third appraiser, however selected, shall be a person who has not previously acted in any capacity for either party. Within fifteen (15) days after the selection of the third appraiser, the FMR agreed to by at least two of the appraisers shall be the final FMR. If any two of the three appraisers are unable to agree on the FMR, then the FMR shall be determined by the third appraiser, provided that the FMR shall be within the range specified by the other two appraisers.

         6.2(h) LESSOR REMEDIATION. Except as provided in 6.2(c), Lessor shall remediate all Hazardous Substance Conditions to the extent required by law. If any Hazardous Substance Condition either existed as of the Start Date or was caused by Lessor or its employees or agents, and if such remediation activities are reasonably likely to render a material portion of the interior Premises commercially uninhabitable for more than one
(1) month, then within fifteen (15) days after Lessee's receipt of notice thereof, Lessee shall be entitled to terminate this Lease upon notice to Lessor unless Lessor agrees to modify such remediation so as to avoid such conditions.

         If any Hazardous Substance Condition arises pursuant to which it is reasonably estimated that as a result thereof substantially all of the Premises will be non-habitable for a period of not less than the earlier of (i) six (6) months, or (ii) the end of the Term, then this Lease shall terminate thirty (30) days after such determination; provided however that if such Hazardous Substance Condition was caused by Lessee or its employees, agents or contractors, such termination shall occur at the sole election of Lessor, and if such Hazardous Substance Condition was caused by Lessor or its employees or agents such termination shall occur at the sole election of Lessee.

         6.2(i) THIRD PARTY EVENTS. Notwithstanding anything to the contrary in 6 Hazardous Substance Conditions which are caused by neither Lessor, Lessee nor their agents, employees or contractors shall be governed by this 6.2(i). With respect to each such Hazardous Substances Condition that occurs during the term of the Lease, Lessor at its expense shall remediate the same to the extent required by applicable law and Lessee shall reimburse Lessor for up to the first $5,000 of the cost thereof.

         7.1.1 EXTERIOR MAINTENANCE. Notwithstanding anything to the contrary in 7.1, unless and until Lessee leases all of Building 2, Lessor shall have the right to perform all maintenance and repair obligations specified in 7.1(a) applicable to: (i) the exterior portions of the Project, including without limitation: landscaping, sweeping, exterior security services, parking and striping, exterior Building surfaces; (ii) the interior of Building 2, including without limitation Building 2 interior common areas, HVAC and roof maintenance; and (iii) administration, allocation and billing of real estate taxes and common area insurance coverage ("CAM Activities"), provided that Lessor or any third party manager engaged by Lessor provides such CAM Activities at not-to-exceed market rates. The parties may also elect, but are not required to, allocate certain other interior maintenance obligations to Lessor. Lessee shall reimburse Lessor for all (or if there are other Building 2 tenants, an equitable prorata share of) Lessor's direct, out-of-pocket costs incurred to perform CAM Activities plus an administrative fee equal to three percent (3.0%) of Base Rent. Lessor shall provide to Lessee a budget of CAM Activities and costs thereof for Lessee's reasonable approval. Lessee shall be billed for CAM Activities in accordance with generally accepted accounting principles, determined on a cash basis ("GAAP"). Lessee shall be entitled to reasonably object to the cost or quality of CAM Activities services, whether provided by Lessor or by a third party. Lessee shall be entitled to audit Lessor with respect to the amounts it is charged for CAM Activities to ensure compliance with the provisions of this 7.1.1. At such time as Lessor ceases performing CAM Activities, the parties shall reasonably cooperate to terminate without penalty or to assign to Lessee any contracts for CAM Activities and to provide a smooth transition of CAM Activities to Lessee. Subject to the provisions of 40, the benefits of this 7.1.1 are personal to Lessor and shall not inure to any successor of Lessor.

         7.4(d) LESSOR'S PROPERTY. Notwithstanding anything to the contrary in 7.4, all lighting fixtures, electrical panels, heat and air conditioning units, wiring, duct work, alterations,
improvements, remodeling, additions, or fixtures, other than trade fixtures not permanently affixed to the Premises, which may be made or installed in the Premises and which are attached to the floor, wall or ceiling of the Premises and any floor covering which is cemented or otherwise affixed to the floor of the Premises, are the property of Lessor, whether or not such items were paid for by Lessee or out of the 51.2 Allowance.

         8.9 INSURANCE. Throughout 8, references to "$2,000,000" shall be changed to "$2,000,000 (or such greater amount as is commercially reasonable for similar projects)".

         12.4 SUBLEASE OR ASSIGNMENT PROFITS. Lessor shall be entitled to 50% of all "Profits" from the assignment or sublease of any or all of the Premises. Profits shall equal (i) the sum of all consideration received by Lessee from such sublessee or assignee for or relating to the Premises, less (ii) direct, out-of-pocket costs incurred in effecting such sublease or assignment including, without limitation, costs of alterations necessary in connection with the sublease or assignment, brokerage commissions and attorneys' fees. Lessee shall provide all information reasonably requested by Lessor relating to the determination of such profits. If the entire Premises (including the Additional Improvements) are assigned or subleased in a single transaction or series of related transactions, the parties shall equitably allocate Profits between the Additional Improvements and the remainder of the Premises.

         13.2(b)(1) CC 1951.4. 13.2(b) is intended to comply with California Civil Code 1951.4 (Lessor may continue the Lease in effect after Lessee's breach and abandonment and recover rent as it becomes due) and Lessee expressly agrees and acknowledges that any and all limitations in this Lease to Lessee's sublease and assignment rights are reasonable.

         13.2(d) WAIVERS. No delay or omission in the exercise of any right or remedy accruing to Lessor or Lessee upon any breach by the other under this Lease shall impair such right or remedy or be construed as a waiver of any such breach theretofore or thereafter occurring.

         13.6(b) LESSEE REMEDIES. Lessee acknowledges and agrees that in the event of a Lessor default, Lessee's sole and exclusive remedies shall be each of the following, it being understood that Lessee may exercise one or more of the following:

         (i) To seek monetary damages, provided that under no circumstances shall Landlord be liable for loss of business profits or consequential damages.

         (ii)     To seek specific performance of Lessor's obligation under this
                  Lease: to complete construction pursuant to 51, to provide utilities to the Premises, and to provide access to the Premises.

         (iii) To seek prohibiting injunctive relief solely against Lessor's continuance of an existing default.

         (iv) If Lessor fails to repair or maintain the Premises or any of the exterior areas of the Project (but if any other occupant in Building 2 exists, excluding any of Lot 2 and any access to Lot 2) as required by this Lease ("Maintenance Item"), Lessee may repair such Maintenance Items; provided however, that: (A) Lessee shall have notified Lessor of the repairs and Lessor shall have refused or neglected to commence such repairs within thirty (30) days after receipt of notice; (B) after such default by Lessor and subparagraph (A) notice, Lessee shall have provided a second notice that Lessee intends to perform such repairs; (C) such repairs shall be performed by qualified, licensed persons and Lessee shall ensure satisfactory, lien free completion of such repairs; and (D) and Lessee indemnifies, defends, protects and holds harmless Lessor and other Project occupants from and against any damage, injury, loss or claim arising in connection with the performance of such repairs. If Lessor is determined to have been in default for the failure to make such repairs, Lessor shall reimburse Lessee for the reasonable cost thereof plus interest thereon at the legal rate within fifteen (15) days after demand by Lessee, or alternatively Lessee shall have the right to offset such amounts against Base Rent.

         (v) If Lessor admits in writing any Lessor default or fails to dispute in writing any Lessor default alleged in a written notice which states that Lessee intends to offset rent, then Lessee may offset such admitted or reasonable cost of curing such undisputed default against Rent next coming due.

         (vi) With respect to any Lessor default under 50, Lessee shall be entitled to any and all rights and remedies at law or in equity.

Lessee expressly waives all other remedies, including without limitation: any right to terminate the Lease (except as expressly provided in the Lease) for any reason whatsoever (including without limitation California Civil Code 1932(2), 1933(4) and 1941 or any other current or future law), and statutory, legal or equitable self help remedy except as expressly provided above (including without limitation California Civil Code 1942 or any other current or future law).

         15.1 BROKERS. Lessor shall pay Lessor's and Lessee's Brokers pursuant to separate agreements.

         31.1 BANKRUPTCY FEES. If a party files for protection under, or voluntarily or involuntarily becomes subject to, any chapter of the United States Bankruptcy Code or similar state insolvency laws, the other party shall be entitled to any and all Fees incurred to protect such party's interest and other rights under this Lease, whether or not such action results in a discharge.

         31.2 DISPUTE RESOLUTION. Except as specified below and in 31.3, all disputes and controversies relating to or arising out of the interpretation, construction, performance, or breach of this Lease (including without limitation actions sounding in tort, fraud or contract) shall be settled by arbitration pursuant to the Commercial Arbitration Rules of the American Arbitration Association ("AAA") as amended from time to time, except as specified to the contrary in this 31.2. Notwithstanding this 31.2, unlawful detainer actions under California Code of Civil Procedure 1161 shall not be subject to arbitration and shall be filed with the Superior or Municipal, as applicable, Court for Orange County, and the parties submit to personal jurisdiction of such Court.

         Either party requesting arbitration under this Lease shall make a demand on the other party by registered or certified mail with a copy to the AAA. The arbitration shall take place at a location selected by the AAA in Orange County as noticed by the AAA, whether or not one of the parties fails or refuses to participate. The arbitrators shall be empowered to order attachments as a provisional remedy. Judgment upon the arbitrators' award shall be binding, and the award and enforcement remedies may be entered in any court having jurisdiction. The arbitrators shall submit a written decision, including findings of facts. The AAA shall select one (1) neutral arbitrator (or if such arbitrator determines in a preliminary hearing that the amount in dispute may exceed $100,000, excluding attorneys fees, then there shall be three (3) neutral arbitrators) pursuant to its rules, provided that the arbitrators shall be a licensed California attorney with not less than five (5) years of real estate or real estate related litigation experience. Following the filing for arbitration but prior to the arbitration, Landlord and Tenant shall each advance one half of the arbitration fees of the AAA. If either party fails to advance the arbitration fees, then the paying party shall advance the entire fee, but the non-paying party's claim, answer and cross-claims (as the case may be) shall be stricken and the non-paying party shall not be entitled to submit any evidence on its behalf or deny any claims or contentions of the other party.

         It is the intention of the parties that any dispute submitted to the procedures prescribed herein be resolved expeditiously. Accordingly, the following procedures shall be followed in lieu of those otherwise prescribed by the AAA: witness lists and documents to be submitted as evidence shall be exchanged at least thirty (30) days prior to the arbitration; no discovery shall be permitted except that Landlord and Tenant shall each be entitled to one deposition, including document production at the deposition, to be held in Orange County and one request for production of documents. This discovery shall be completed no later than fourteen (14) days prior to the first hearing date set for the arbitration. This arbitration provision shall be construed broadly so as to mandate arbitration of the widest range of claims, excepting only those excluded in this Lease. Any dispute regarding whether a matter is subject to arbitration shall be arbitrated. Should the AAA decline to accept an arbitration pursuant to this 31.2, such provisions of this 31.2 as may be unacceptable to the AAA shall be stricken, with the remainder continuing in full force and effect, and if AAA still declines to accept the claim, then the arbitration shall be submitted to the JAMS/Endispute, Inc. under the same terms as set forth above to the extent possible. The attorneys' fees provisions of 31 shall apply to arbitration.

         31.3 ARBITRATION BY ARCHITECT. In the event of a dispute under 1.2(c) regarding Premises measurements, 51.6(b) regarding a Missed Milestone or proposed acceleration program, or 51.5(b) regarding the Substantial Completion Date, this 31.3 shall prevail. The parties shall use good faith efforts to resolve such dispute within five (5) business days of written notice of the dispute ("Dispute Start"). If they are unable to do so, then a mutually acceptable independent, licensed architect as the parties may select, shall be hired ("Architect") to resolve the dispute. If the parties cannot agree upon the Architect within three (3) days, either party may direct AAA to select the Architect. The Architect's (and, if applicable, the AAA's) fees shall be split between the parties and 31 (attorneys' fees to the prevailing party) shall not apply. Each party shall submit a written statement and supporting data to the Architect within two (2) days following the determination of the Architect. The Architect shall be requested to deliver written notice of Architect's final determination within seven (7) days after the two (2) day period. The Architect shall be entitled, but not required, to request additional information from the parties and/or perform

Architect's own investigation. The Architect's determination shall be final and binding on all parties and shall not be subject to litigation or arbitration.

         40. LOT 2. Lot 2 is not a part of the Premises but is a part of the property under the 50 Purchase Option. Lessor covenants not to sell, lease or develop Lot 2 (except that Lessor may, but is not required, to pave the proposed Lot 2 parking areas) prior to the termination of the Purchase Option, or if exercised the termination of the Sale Agreement.

         Unless Lessee leases the entire Lot 2/Building 2 pursuant to 52, upon development of Lot 2, Lessor shall be entitled to (i) impose reasonable rules and regulations concerning the non-exclusive use of the exterior areas of the Project by Lessee and the Lot 2 occupants; and (ii) provide for the common management, maintenance and operation of the Project exterior common areas (in which case, Lessee's obligation to maintain such areas within the Premises shall shift to Lessor) and to allocate the reasonable costs thereof, including insurance and a reasonable management fee to Lessee and the Lot 2 owners or occupants, prorata with the applicable rentable area of improvements. Lessee shall not unreasonably withhold approval of an amendment to the Lease to reflect such changes.

         50. PURCHASE OPTION. Lessor grants Lessee the option ("Purchase Option") to purchase the Premises together with Lot 2. The Purchase Option may be exercised only by the execution and delivery of two originals of the Sale Agreement in the form attached as Exhibit F on or before sixty (60) days after the Buildings 3-4 Commencement Date. In the preamble of the executed Sale Agreement, the "Effective Date" blank shall be filled in with the same date as the Buildings 3-4 Commencement Date. Upon receipt, Lessor covenants to execute both originals, return one to Lessee and deliver one to escrow. The Purchase Option is personal to the original Lessee and may not be assigned to any person or entity, except to an entity controlling, controlled by or under common control with the original named Lessee. Upon the valid termination of this Lease By Lessee or by Lessor in the event of an actual Lessee default that has not been cured within any permitted grace period, the Purchase Option and, if exercised, the Sale Agreement shall automatically terminate. Upon execution hereof, the parties shall execute and Lessee may record the Memorandum of Purchase Option in the form of Exhibit B.

         51. IMPROVEMENTS. Lessor shall construct the following "Improvements" on the Premises as provided herein:

         51.1  SPECIFICATIONS.

         (a) SHELL. The shell improvements for Building 1 are described in the plans and specifications described in Exhibit A Part 2 ("Building 1 Shell Improvements") and have been agreed to between Lessor and Lessee. The shell improvements for Buildings 3 and 4 ("Buildings 3-4 Shell Improvements") will be substantially similar to those for Building 1, with any material deviations, other than those mandated by the location and topography, being subject to the reasonable written approval of Lessee, which shall not be unreasonably withheld or delayed for more than two (2) business days after notice. The Buildings 3-4 Shell Improvements include, without limitation the shell two story atrium consisting of approximately 3,000 to 4,000 sq. ft. between such Buildings. Except for changes required by government, the Shell Improvements for

Buildings 1, 3 and 4 shall not be changed without the written consent of Lessee, which consent shall not be unreasonably withheld or delayed for more than two
(2) business days after notice.

         (b) INTERIOR. Lessor shall cause to be built shell interior improvements ("Interior Improvements"), which shall consist of (i) the Standard Tenant Improvements described in Exhibit A, Part 3; and (ii) such changes thereto and additional interior improvements to Lessee's specifications as Lessee may reasonably require. The parties shall subsequently agree upon detailed plans and specifications for the changes, if any, to the Standard Tenant Improvements and additional Interior Improvements which shall then be attached hereto any made a part hereof and shall not be unreasonably withheld.

         (c) EXTERIOR. The exterior improvements are described in the plans and specifications described in Exhibit A, Part 4, entitled "Exterior Specifications", and generally include curbs, parking area lighting and landscape accent lighting, gutters, paving, striped parking of not less than 4 spaces per 1,000 rentable sq. ft., rounded down, and base landscaping to code, and Lot 2 hydroseed and irrigation sprinklering ("Exterior Improvements"). Lessor shall maintain the hydroseed areas to ensure that the seed "takes" on all such areas in good condition. The Exterior Improvements do not include any signage. In addition, Lessor shall provide a four inch in diameter underground conduit between each of the Buildings (i.e. serially, from Building 1 to 3 and 3 to 4) within which Lessee shall be entitled to install and maintain at its expense any proprietary utility and communications cabling. Lessor shall cause to be added additional conduit between Buildings as timely requested by Lessee and at Lessee's expense, including any lines from Building 4 stubbed to Lot 2. Except for changes required by government, the elevations for Buildings 1, 3 and 4 are referenced in Exhibit A - Part 5. Except for changes required by government, the elevations and the Exterior Improvements shall not be changed without the written consent of Lessee, which consent shall not be unreasonably withheld or delayed for more than two (2) business days after notice.

         (d) SIGNAGE. Lessee shall be entitled to the following signage, subject to applicable law and restrictions of record ("Sign Improvements"):

         (i) MONUMENT. Lessor has the right to install up to four monument signs. Lessor shall install one monument sign upon which Lessee shall be entitled to the exclusive monument sign. If Lessor elects to install any of the remaining three monument signs, they shall be used exclusively for "Summit" signage and no other occupants shall have the right to any signage thereon except as provided in the deed attached as an exhibit to the Sale Agreement; and Lessee shall have no responsibility to pay for the installation or maintenance thereof. All such signs shall be located as shown on the Site Plan.

         (ii) BUILDING. Lessee shall be entitled to an exclusive building top sign on Buildings 1, 3 and 4. If Building 2 is added: (A) if any thereof is added to the Premises, then Lessee shall be entitled to "eyebrow" signage; and (B) the largest tenant in Building 2, which may be Lessee, shall be entitled to building top signage; however, Lessee shall not be entitled to both eyebrow and building top signage.

Lessor shall have the right to reasonably approve the dimensions, design and materials of all such signage. All costs of fabrication, installation, repair, maintenance, and removal at the end of the Lease, of such Lessee signs shall be paid by Lessee.

         (e) STANDARDS. Base building and tenant improvements shall be completed in a first-class, workmanlike manner in compliance with all applicable laws. Lessor shall obtain customary construction warranties from the contractors. The construction contract for the Improvements shall provide a general construction warranty, assignable to Lessee, of not less than: (i) ten (10) years for the roof system, (ii) five (5) years for the HVAC, mechanical and electrical systems, and (iii) otherwise one (1) year. The contractor shall also assign all subcontract warranties to Lessor.

         51.2 INTERIOR ALLOWANCE. Lessor shall pay the cost of all Shell and Exterior Improvements. Lessor shall pay up to (i) $25.00 per rentable sq. ft. in the Premises, but expressly excluding the Buildings 3-4 atrium, janitor's rooms, restrooms, electrical rooms, and lobbies (estimated to be 148,704 sq. ft.) to be credited by Lessor toward the "Costs" of constructing Interior Improvements and the Sign Improvements, plus up to $15,500 for initial space plans ("Allowance"). As used herein, the term "Costs" shall mean and refer to all costs expended by Lessor relative to the construction of the Interior Improvements and Sign Improvements which shall include, but shall not be limited to, cost of equipment, material and labor, contractor's field overhead and fee, architectural and engineering costs related to Interior Improvements and Sign Improvements, governmental agency fees, testing and inspection costs, the cost of any requirements regarding construction which are imposed by any federal, state or local governmental entity or agency which are not reflected in the plans and specifications, sales and use taxes (but not real property taxes), permits, plan check fees, bonds and other costs directly related to the construction of the Interior Improvements and Sign Improvements, and a supervision fee to Lessor of Sixty-Five Thousand Dollars ($65,000) (payable in equal monthly installments from the pouring of the first foundation through substantial completion of Buildings 3-4, and any payments to be tolled during uncured Lessor defaults). Costs shall be increased as provided in 51.3(c).

         51.3  PLANS

         (a) EXTERIOR AND SHELL.

         (i) Lessor shall have final authority and control over the exterior layout and shell design, provided that:

         (1) Buildings 1, 3 and 4 shall have a rentable area with in the Min and Max specified in 1.2.

         (2) Lessee may require one ground level loading area for Building 1 on the east side of the Building, the specific location of which shall be subject to Lessee's reasonable approval but which must be made not later than five (5) days after receipt of plans therefor.

         (b) INTERIOR. Lessee shall cause to be developed and delivered to Lessor the following within the schedule below: (i) Interior Improvements space plans ("Space Plans"), which shall be consistent with the shell plans and specifications; (ii) final permittable plans and specifications and working drawings, including mechanical, electrical, plumbing and fire sprinkler engineered drawings, for the Interior Improvements ("Interior Plans") which are consistent with the shell plans and specifications; and (iii) subject to Lessor's payment of the permit application fee, the building permit for the Interior Plans (it being contemplated that Lessee's architect is the best person to interface with the building department and respond to comments and proposed changes):

                                  Building 1                  Buildings 3-4
                                  Deadline                    Deadline
                                  ----------------            --------------
         Space Plans              January 22, 1999            March 15, 1999
         Interior Plans           March 1, 1999               April 15, 1999
         Permit                   April 15, 1999              May 24, 1999

Lessor shall have five (5) days after receipt of the Space Plans or Interior Plans, as applicable, to notify Lessee of any changes in such Interior Plans reasonably required by Lessor. In the event Lessor does not give such notice within such period, Lessor shall be deemed to have approved the same. If changes are requested, Lessee shall cause such modifications to be delivered within five
(5) days and the five (5) day review process will be repeated. Notwithstanding such review and revision periods, the parties covenant to use their best efforts to mutually obtain the Interior Improvements permits by the above-specified dates. If such deadline(s) are not met, a Lessee delay will have occurred, provided that Lessor will use commercially reasonable efforts, but without incurring acceleration costs, to mitigate or avoid entirely such Lessee Delay.

         In scheduling the work, Lessor assumed Standard Tenant Improvements described in Exhibit A, Part 3 and a construction period of 14 weeks. Upon receipt of the final Interior Plans, Lessor's Architect and Lessee's architect shall mutually agree on the additional time, if any, reasonably required to complete the Interior Improvements in excess of 14 weeks, due to changes from the Standard Tenant Improvements. Such excess shall constitute a Lessee Delay; provided that Lessor will use commercially reasonable efforts, but without incurring acceleration costs, to mitigate or avoid entirely such Lessee Delay. Further, during the development of the Space Plans and final Interior Plans, the parties shall fully cooperate to keep Lessee apprised of any such possible delays based on tentative plans and drawings.

         (c) CHANGES. At any time after completion and approval of the Space Plans, plans and specifications relating to the shell, or Interior Plans, Lessee may propose modifications thereto subject to Lessor's consent which shall not be unreasonably withheld ("Changes"). Lessor's approval of such proposed Change (and change order if the construction contract has then been executed) shall include an estimate of the additional or decreased Costs resulting from such Change, as well as an estimate of the delay or time-saving involved in complying with such Change.

         In the case of Changes increasing the Costs, 104% of all expenses and costs incurred by Lessor as a result of such Changes shall be added to the Costs (such 4% constituting additional Lessor construction supervision).

         As additional Rent, Lessee shall pay Two Thousand Five Hundred Dollars ($2,500) per day per Building of Lessee Delay with respect to the applicable Substantial Completion Date. The term "Lessee Delay" means any delay in achieving the applicable Substantial Completion Date: (i) described in 51.3(c); or (ii) described in 51.4(c); or
(iii) from Changes (it being agreed that Lessor shall be entitled to all non-critical path time or "float time"). Upon such Change, Lessor will reasonably estimate the delay and Lessee shall commence paying such per diem delay damages upon the date reasonably estimated as the date that the Substantial Completion Date would have occurred but for such delays. Within five
(5) days after the Substantial Completion Date the parties will reconcile the correct amount due.

         Such additional Costs, to the extent that they are in excess of the Allowance, shall be paid by Lessee to Lessor as set forth in 1.7(e). That part of the actual time delay in the Commencement Date caused solely by such change shall be considered a "Lessee Delay" hereunder and any time by which the Commencement Date is accelerated as a result of such change shall be set off against any other Lessee Delay hereunder. Lessor agrees to use its best efforts to pursue such change orders without delay and to reasonably work with the contractor so as to avoid any unreasonable Lessee Delay.

         51.4 INTERIOR BIDS.

         (a) As soon as practicable, Lessor shall deliver to Lessee a list of three (3) reputable proposed general contractors for construction of the Interior Improvements and Lessee may propose one (1) additional general contractor subject to Lessor's approval in Lessor's sole and absolute discretion. Lessee shall be entitled to interview such prospects and Lessee shall develop a detailed Request For Proposal ("RFP") to be submitted to the four prospects. Upon receipt of the proposals, Lessor and Lessee shall mutually select the successful general contractor. Upon selection of the successful general contractor, Lessor and Lessee shall, with the advice of the successful general contractor, prepare and pre-approve the subcontractor bid list with a minimum of three (3) subcontractors per trade. Immediately upon completion of the Interior Plans, Lessor and Lessee shall have the successful general contractor competitively bid the Plans to the pre-approved subcontractors, and shall mutually select the successful subcontractors and develop the "successful bid" for the Interior Improvements within five (5) days of receipt of the subcontractor bids.

         (b) If the "successful bid" is more than the Allowance, Lessee shall have the right to propose Changes to the Interior Plans within three (3) business days of receipt of the "successful bid", and the provisions of 51.3(c) shall NOT apply. If the "successful bid" is equal to or less than the Allowance, Lessee shall nevertheless have a right to require new subcontractor bids on all or a portion of such work ("Lessee Elective Bid"), but the provisions of
 51.3(c) SHALL apply.

         (c) The bid specifications shall be detailed and shall set forth clearly on an item by item basis the components of the work to be submitted for bid. Lessee shall be entitled to attend the bid opening and shall be given reasonable notice thereof. Lessee shall be entitled to receive copies of the subcontractor bids.

         Upon selection of the successful bidder, Lessor shall commence negotiation for a binding contract, subject to Lessee's reasonable approval provided that any Lessee comments shall be received by Lessor within two (2) business days after any written request for comments. Without limitation, Lessor and Lessee shall immediately commence to review and approve the proposed provisions thereof, including completion delay penalties, allocation of force majeure risks, and early completion incentive provisions; provided that any delay in execution of the construction contract caused by Lessee's review and approval shall constitute a Lessee Delay). If Lessor is unable to cause the bidder to execute a construction contract acceptable to Lessor (and subject to Lessee's reasonable approval) within ten (10) days, then Lessor may either continue such negotiations or commence negotiations with the next lowest bidder, or both.

         (d) Lessee is responsible for all Costs in excess of the Allowance, except for those caused by the negligence or willful misconduct of Lessor or its employees, agents or contractors ("Excess"). Upon execution of the Interior Improvements construction contract, the parties shall estimate the Excess, if any, subject to adjustment from time to time. Lessee shall pay the estimated Excess when and as such monies are required to be paid pursuant to the Interior Improvements construction contract, it being understood that such Excess shall be paid prior to payment of the Allowance. Such disbursements shall be made monthly in conjunction with, and subject to customary procedures for, construction disbursements. Upon final determination of the Costs, the parties shall reconcile such actual Excess and disbursements pursuant to this subparagraph (d) within ten (10) days.

         51.5     COMPLETION OF IMPROVEMENTS.

         (a) WORK. Commencement of Buildings 3 and 4 will be delayed ("Compaction Delay") until soils surcharge and compaction has been satisfactorily completed. Upon agreement on the exterior and shell plans and specifications and the satisfaction or waiver of all conditions the failure of which would entitle Lessee to terminate this Lease, Lessor shall immediately seek a building permit and thereafter commence the Exterior and Shell Improvements for Building 1, and for Buildings 3 and 4 (subject to the Compaction Delay); and thereafter diligently prosecute such construction to completion, subject to force majeure. Upon agreement on the Interior Plans, Lessor shall immediately seek a building permit. Upon receipt of the building permit, execution of the construction contract and subject to sufficient completion of the Shell Improvements, Lessor shall commence the Interior Improvements and thereafter diligently prosecute such construction to completion, subject to force majeure.

         (b) SUBSTANTIAL COMPLETION. The Premises in Building 1 (or the Premises in Buildings 3-4) shall be deemed to be "substantially completed" on the day ("Building 1 or Buildings 3-4 Substantial Completion Date") when (i) the Building 1 (or Buildings 3-4) (i.e. Shell and Interior), plus such portion of the Exterior Improvements reasonably necessary to provide access to Building 1 (or Buildings 3-4) and the required parking for Building 1 (or Buildings 3-4) have been substantially completed in accordance with the approved applicable Plans as evidenced by the delivery to Lessee of a certificate as described herein of Lessor's Architect; and (ii) a temporary or final certificate of occupancy has been issued. If Lessee's construction representative disputes the achievement of substantial completion, he shall immediately shall be entitled to deliver written notice thereof within two (2) days, whereupon the provisions of
 31.3 shall apply.

         (c) FIXTURIZATION. During the Fixturization Period (defined in 1.3.1) and provided Lessee complies with all insurance requirements in this Lease, Lessee may enter the Premises for utility installations, set-up and fixturization and move-in purposes, but not operating of Lessee's business. Prior to commencing such activities, Lessee may, but is not required to, inspect the Premises with Lessor and deliver a punchlist of any damage to the Premises (e.g. holes, broken items, marks) ("Preliminary Punchlist") to Lessor. Lessee shall have reasonable areas for Lessee's work and shall coordinate with Lessor's contractor and avoid any activities which would delay substantial completion; and if both Lessee and Lessor's contractor cannot reasonably perform their activities concurrently for any period within any particular area, Lessee shall defer to Lessor's contractor and cease work.

         (d) PUNCHLIST. "Defects" mean any construction or design defects, whether latent or patent. "Damage" means any damage, repair or other clean-up type of items to the work of construction needed to be completed to achieve substantial completion. Within three (3) business days after receipt of a notice from the Lessor that the Premises are substantially completed, Lessee shall inspect the Premises with Lessor and the applicable contractor(s) and Lessee shall deliver a punchlist of Defects and Damage ("Punchlist"). Upon delivery of the Punchlist, Lessee shall be deemed to have accepted the Premises in an "AS IS" condition, except that:

         (i) Lessor shall diligently pursue correction of all Punchlist items and shall use commercially reasonable efforts to complete the Punchlist within forty five (45) days (provided that if such items could reasonably have been completed within such period but were not then Lessee may, but shall not be required to, complete such items and offset the reasonable cost thereof against Rent coming due).

         (ii) Lessor shall remain responsible for any Defects to the extent provided in 2.2 and 2.2.1.

         (iii) Lessor shall remain responsible for any Damage items not listed on the Punchlist, but only if Lessee proves that (A) such condition existed as of the Effective Date, and (B) was not caused by Lessee or its employees, contractors or agents.

Substantial completion will be deemed to have occurred unless either (a) the Punchlist is reasonably determined by Lessor's Architect to cost more than Fifty Thousand Dollars ($50,000) to complete, or (b) such Punchlist items materially affect Lessee's use and operation of the Premises. Nothing herein shall constitute a waiver of any rights which Lessor or Lessee may have against any Lessor contractor, subcontractor or under any warranty.

         51.6  DEVELOPMENT SCHEDULE AND DELAY REMEDIES.

         (a) STATUS. Lessor covenants to keep Lessee advised at all times of the status of development and the expected Substantial Completion Dates.

         (b) MILESTONES. If at any time, it is reasonably determined, based on the facts then known, that the following Milestones will not be achieved by the applicable Milestone Deadline (and thus the applicable Termination Date will likely be missed), a "Missed Milestone" will have occurred:

                                   Building 1           Buildings 3-4
          Milestone                Deadline             Deadline
          ----------------------   ------------------   -----------------
          Shell commencement       April 15, 1999       July 15, 1999
          Shell completion         November 1, 1999     February 1, 2000
          Interior commencement    September 15, 1999   December 15, 1999
          Substantial Completion   January 1, 2000      April 1, 2000

          The above deadlines shall be extended for any Lessee Delays and force majeure event which has then occurred.

Upon a Missed Milestone, Lessee may give notice to Lessor thereof and within ten
(10) days Lessor shall either explain in writing which Lessor disagrees with such conclusion or provide a proposed program for accelerating the development such that the applicable Termination Date will be met. If Lessor fails to propose an acceleration program or the proposed acceleration program is determined not to be reasonably expected to result in meeting the applicable Termination Date, then Lessee shall have the right to terminate the Lease effective upon delivery of written notice. In the event of any dispute between the parties regarding Missed Milestone or a proposed acceleration program, such dispute shall be resolved pursuant to 31.3.

         Lessee's right to terminate shall end unless notice of termination is given within thirty (30) days after the Missed Milestone. Upon a Missed Milestone (the number of days by which it is missed being the "Accepted Delay"), if Lessee nonetheless elects not to terminate as provided above, then the 51.6 Termination Date shall be extended by the Accepted Delay.

         (c) COMPLETION DATES. The "Required Completion Dates" and "Termination Dates" are as follows

                                   Required
                  Building         Completion Date    Termination Date
                  --------         ---------------    ----------------
                  Building 1       October 1, 1999    January 1, 2000
                  Buildings 3-4    January 1, 2000    April 1, 2000

         The above deadlines shall be extended for any Lessee Delays and force majeure events.

         (d) DELAY DAMAGES. If substantial completion is not achieved by the applicable Required Completion Date, then as Lessee's sole and exclusive remedy (except as provided in 51.6(e)), Lessor shall pay to Lessee $2,500 per day per Building.

         (e) TERMINATION RIGHT. If substantial completion for any Building and appurtenant improvements is not achieved by the applicable Termination Date, then Lessee shall be entitled, but not obligated, to terminate the Lease (which shall also terminate the Purchase Option and Sale Agreement, if applicable) effective upon written notice delivered to Lessor any time prior to substantial completion.

         Upon a termination pursuant to 51.6(b) or this 51.6(e), Lessor shall have no liability whatsoever for such failure to complete (except as provided in 51.6(d)); provided however, if

Lessee terminates and proves shall such delays were the result of the willful misconduct of Lessor or its employees (but expressly excluding any contractor or subcontractor), then such event shall constitute a default by Lessor and Lessee shall be entitled to actual damages in addition to such termination right.

         51.7 FORCE MAJEURE. As used in this 51, the term "force majeure" means any delay in achieving substantial completion caused by events beyond the commercially reasonable control of Lessor, including without limitation: delays in obtaining governmental permits, approvals, inspections and the like beyond that typically encountered; rain or other inclement weather (subject to the limitation in (i) below); casualty events; labor troubles, strikes and the like; delays in receiving supplies, materials and equipment that are identified as long lead items prior to acceptance and commencement of work; and any delay under the construction contract for the 51 work which would entitle the contractor to extent the Contract Time (defined therein), increase the guaranteed maximum price, or both; and delays caused by Lessee or its employees, agents or contractors. However, force majeure shall specifically EXCLUDE the following:

         (i) the first five (5) days of rain or other inclement weather delays per annum commencing on the execution hereof.

         (ii) the first five (5) five weeks of delay in receiving any building permit after submission of a reasonably complete application and permit fee.

         (iii) the first ninety (90) days of Compaction Delay commencing upon placement of surcharge materials on the Buildings 3-4 building pad (estimated to be completed around December 31, 1998).

         52. LOT 2 EXPANSION RIGHTS.

         52.1 GRANT OF RIGHT OF FIRST REFUSAL. If Lessor elects to subsequently develop improvements on Lot 2 ("Building 2"), then Lessee shall have the first right of first refusal to expand the Premises under this Lease as provided herein ("Right"). Upon any sale of Lot 2 or Building 2 (subject to the 40 restrictions on sale) to any user (as opposed to an buyer holding the Lot or Building for lease to unaffiliated third parties), Lessee's rights under this
 52 shall terminate.

         52.2 ACCEPTANCE OF OFFER. The Right as to any space in Building 2 shall terminate ten (10) days after delivery to Lessee ("LOI Notice") of a binding or non-binding letter of intent for such space ("LOI") executed by a third party therefor ("Offeror") unless Lessee delivers to Lessor within ten (10) days after the LOI Notice a written acceptance of the LOI ("Acceptance"), the delivery of which shall constitute the binding acceptance of an offer. If Lessee timely delivers the Acceptance, this Lease shall be amended to incorporate all of the terms of the LOI, except that (i) the term shall be the same as this Lease and not as provided in the LOI, and (ii) any other LOI terms that are customarily variable depending on the term of a lease (e.g. rent, rent increases, tenant improvements) shall be equitably modified to reflect the difference between the LOI term and the Lease term.

         52.3 DISPUTE RESOLUTION. If the parties cannot mutually agree on the terms of the Lease amendment in accordance with 52.2, Acceptance shall nonetheless be effective and binding and any disputed matters shall be subject to binding determination in accordance with the provisions of the second and third paragraphs of 3.5(c) (except that the term "FMR" shall mean the disputed matters).

         52.4 NON-ACCEPTANCE OF LOI. If Lessee fails to timely deliver the Acceptance, then the Right shall be terminated as to the space referenced in the LOI.

         53. LESSEE CONDITIONS PRECEDENT. As a condition to Lessor's right to Development Draws, Lessor shall provide any one of the following to Lessee: (i) a construction loan commitment (or effective construction loan agreement), subject to customary conditions, specifying a line item of not less than $1,544,000 available for use to repay the Draw Balance pursuant to 1.7(g), or
(ii) a guarantee of Lessor's obligations under 1.7(g) by AEW Partners II, L.P., a Delaware limited partnership ("AEW"), in the form of Exhibit E hereto, or
(iii) a $1,544,000 letter of credit in form reasonably acceptable to Lessee. Thereafter, Lessor may substitute any of the items in (i), (ii) or (iii) from time to time, in which case the substituted item shall be terminated.

         Lessor intends to commence construction pursuant to 51 with Lessor's equity funds and without initially obtaining a construction loan. In addition to the termination rights potentially accruing as early as April 15, 1999 pursuant to 51.6(b), after commencement of construction and until the recordation of a construction loan deed of trust for at least $18,000,000 or delivery to Lessee of a letter of credit for $18,000,000 securing Lessor's 51 obligations in a form reasonably satisfactory to Lessee, Lessee shall have the right to terminate this Lease if Lessor is failing to fund costs of construction as they come due in the ordinary course of business. Such termination shall be effective upon ten (10) days notice if the above conditions are not satisfied within such ten (10) day period.

In Witness Whereof, the parties have executed this Addendum as of the above date.

                                           AEW/Parker South, LLC, a Delaware
                                           limited liability company

                                           By: AEW/Parker, LLC, a Delaware
                                               limited liability company,
                                               sole member

                                               By: Eastrich Aliso I, LLC,
                                                   a Delaware limited liability
                                                   company, Managing Member

                                                   By:
                                                        ------------------------
                                                        James Flynn,
                                                        Authorized Signatory

                                           QLogic, a Delaware corporation

                                           By:__________________________________

                                           Name:________________________________

                                           Title:_______________________________

                                           By:__________________________________

                                           Name:________________________________

                                           Title:_______________________________

Exhibits: A   Part 1- Site Plan, showing Lots 1-6, building footprints and parking areas
              Part 2- Shell Specifications, including construction outline specifications
              Part 3- Standard Tenant Improvements Specifications
              Part 4- Exterior Specifications
              Part 5- Building Elevations
          B   Memorandum of Purchase Option
          C   Commencement Date Memorandum
          D   Rules and Regulations
          E   AEW Guarantee/Commitment
          F   Sale Agreement

                                    Exhibit B

                          Memorandum of Purchase Option
RECORDING REQUESTED BY
AND WHEN RECORDED RETURN TO:

_________________________________
_________________________________
_________________________________
________________________________________________________________________________
                   (Space above this line for Recorder's use)

         This Memorandum is executed by AEW/Parker South, LLC, a Delaware limited liability company ("Lessor"), as of ___, 1998 for the benefit of QLogic, a Delaware corporation ("Lessee"), with respect to the Standard Industrial/Commercial Single Tenant Lease - Net (American Industrial Real Estate Association (Form 204N-R-2/97)) and Addendum thereto dated as of ___, 1998 between Lessee and Lessor ("Lease"). The Lease affects Lots 1 and 3-6 inclusive, of Tract No. 15638 in the County of Orange, State of California ("Premises").

         This Memorandum is for the sole purpose of providing notice of Lessee's purchase option ("Option") which is set forth in the Lease with respect to the Premises, the improvements thereon, and Lot 2 of Tract No. 15638 ("Option Property"). This Memorandum in no way modifies the Lease.

         Lessee has an option to purchase the Option Property. Lessee covenants to execute, acknowledge and record a termination of this Memorandum upon any expiration or termination of the Option or the Lease.

         In witness whereof, the undersigned have executed this Memorandum as of the above date.

                 "Lessor" AEW/Parker South, LLC, a Delaware limited liability company

                                           By: AEW/Parker, LLC, a Delaware
                                               limited liability company,
                                               sole member

                                               By: Eastrich Aliso I, LLC,
                                                   a Delaware limited liability
                                                   company, Managing Member

                                                   By:
                                                        ------------------------
                                                        James Flynn,
                                                        Authorized Signatory

                 "Lessee"                  QLogic, a Delaware corporation

                                           By:__________________________________

                                           Name:________________________________

                                           Name:________________________________

                                           Title:_______________________________

                                    Exhibit C
                          COMMENCEMENT DATE MEMORANDUM

         This Memorandum is executed as of ___, 1999, by and between QLogic, a Delaware corporation ("Lessee") and AEW/Parker South, LLC a Delaware limited liability company ("Lessor").

                                   WITNESSETH:

         WHEREAS, Lessor and Lessee have entered into that certain Standard Industrial/Commercial Single Tenant Lease - Net (American Industrial Real Estate Association (1997)) dated as of ___, 1998 ("Lease").

         WHEREAS, Lessor and Lessee wish to set forth their agreements as to the following terms.

         NOW, THEREFORE, in consideration of the Premises as described in the Lease and the covenants set forth therein, Lessor and Lessee agree as follows:

         1. The Building 1 Commencement Date was ___. The Buildings 3-4 Commencement Date was ___.

         2. The initial term of the Lease shall expire on ___.

         3. The Building 1 Premises rentable area is ___ sq. ft. The Buildings 3-4 Premises rentable area is ___ sq. ft.

In Witness Whereof, the parties hereto have executed this Commencement Date Memorandum as of the above date.

                                        AEW/Parker South, LLC, a Delaware
                                        limited liability company

                                        By:_________________________________

                                        QLogic, a Delaware corporation

                                        By:_________________________________

                                        Title:_______________________________

                                    Exhibit D
                              Rules and Regulations

       THE BUILDINGS ARE NON-SMOKING FACILITIES. NO CIGARETTE, CIGAR, PIPE
        OR TOBACCO SMOKING IS PERMITTED WITHIN ANY BUILDING AT ANY TIME.

1) With respect to any structural elements of the Premises, Lessee will refer all contractors, contractors' representatives and installation technicians rendering any service for Lessee to Lessor for Lessor's supervision and/or approval before performance of any such contractual services. Landlord's approval, if any, shall not be unreasonably withheld. This shall apply to all work performed in Buildings including but not limited to installation of telephones, telegraph equipment, electrical devices and attachments, and installations of any and every nature affecting floors, walls, woodwork, trim, windows, ceilings, equipment or any other physical portion of Buildings. No such work shall be done by Lessee without Lessor's written approval first had and obtained, which approval shall not be unreasonably withheld.

2)       Omitted.

3) This 3 shall apply only to multi-tenant Buildings. Movement in or out of Buildings of furniture or office equipment, or dispatch or receipt by Lessee of any merchandise or materials which requires the use of elevators or stairways, or movement through Building entrances or lobby shall be restricted to the hours designated by Lessor from time to time; and all such movement shall be directed by Lessor and in a manner to be agreed upon between Lessee and Lessor by prearrangement before performance, including reasonable controls over the time, method, and routing of movement. Limitations are imposed by safety or other concerns which may prohibit any articles, equipment or any other item from being brought into Buildings.

4) Except as expressly permitted by the Lease, no sign or signs will be allowed in any form on the exterior of the Buildings or on any window or windows inside or outside of the Building. In multi-tenant Buildings, no sign or signs, except in uniform location and uniform style fixed by Lessor, will be permitted in the public corridors or on corridor doors or entrances to a tenant's space.

5) Lessee shall not place, install or operate on the Premises or in any part of the Building, any engine or machinery, or conduct mechanical operations, except machines used in tenant's ordinary course of business permitted by the Lease.

6) Lessor will not be responsible for any lost or stolen personal property, equipment, money, or jewelry from Lessee's area of public rooms regardless of whether such loss occurs when the area is locked against entry or not, except resulting from the willful misconduct or gross negligence of Lessor, or its employees or agents.

7) No birds, animals, or bicycles shall be brought into or kept in or about Buildings, other than bicycles in bicycle racks designated by Lessor.

8) Lessor may permit entrance to Lessee's offices by use of pass keys controlled by Lessor or employees, contractors, or service personnel supervised or employed by Lessor; provided that Lessor's right to enter shall be limited to entry rights permitted by the Lease.

9) None of the entries, passages, doors, elevators, elevator doors, hallways, or stairways, shall be blocked or obstructed, nor shall any rubbish, litter, trash, or materials of any nature be placed, emptied or thrown into these areas, nor shall such areas be used at any time except for access or egress by Lessee, Lessee's agents, employees, or invitees.

10)      Omitted.

11) No Lessee shall at any time occupy any part of a Building as sleeping or lodging quarters.

12) The water closets and other water fixtures shall not be used for any purpose other than those for which they were constructed. No person shall waste water by interfering with the faucets or otherwise.

13) No person shall disturb the other occupants of the Building by the use of any musical instruments, the making of raucous noises, or other unreasonable use.

14) Nothing shall be thrown out of the windows of a Building, or down the stairways or other passages.

15) Lessee shall not store any materials, equipment, products, etc., outside the Premises.

16) Lessee and its agents, employees and invitees shall observe and comply with the driving and parking signs and markers on the grounds and surrounding areas.

17) No directory other than such directory as Lessor may install shall be permitted in a Building.

18) No signs, draperies, shutters, window coverings, decorations, hangings or obstructions of any type shall be placed on any skylights or any doors or windows which are visible from outside the Premises without the prior written consent of the Lessor, which shall not be unreasonably withheld.

19) In multi-tenant Buildings, Building operating days shall be Monday through Friday, but not on Saturdays, Sundays, New Year's Day, Memorial Day, July 4th, Labor Day, Thanksgiving, Christmas, or other days which are not business days, and Lessor reserves the right to restrict entry to the Building by unidentified persons during the hours 7:00 p.m. to 7:00 a.m., and all hours during Saturdays, Sundays and legal holidays.

20) The roof is a restricted and unsafe area for unauthorized persons. Only those specifically authorized by Lessor may enter the roof area.

21) Only those with specific authority from Lessor may enter the elevator, electrical, machine and janitor rooms.

22) Lessees will be furnished free of charge two keys and/or keyless entry cards to each of the following: (a) all entrance doors to their Building; (b) all door locks to their Premises. Extra keys and/or cards may be furnished at a reasonable charge. Lessee may not (a) copy Building entrance keys and/or cards; (b) alter locks or install additional locks in any door, unless agreed to in writing by Building management. In such a case work and materials will be at Lessees' expense and Lessor will be furnished a key and/or card to the lock. All keys and/or cards furnished tenants will be returned to Lessor upon termination of the Lease. Lessee shall pay Lessor a security deposit for each keyless entry card Lessor may request equal to the lesser of $10 or the deposit paid by Lessor to the card issuer. Such security deposit shall not earn interest, may be commingled with Lessor's monies and shall be refundable only upon return of cards within thirty (30) days of Lease termination.

23) Only trucks or similar material handling equipment with soft rubber wheels and side guards will be allowed in a Building. No other vehicle of any kind will be brought in by Lessees or kept in its Premises.

24) Cooking by any method other than a microwave oven is prohibited; provided that other kitchen appliances, such as popcorn poppers, may be used with Lessor's consent which shall not be unreasonably withheld. Brewing coffee, tea, hot chocolate and similar beverages is permitted provided: (a) underwriter's laboratory approved equipment are used for brewing beverages; (b) applicable Federal, State and City laws, codes, ordinances, rules and regulations are followed; (c) the beverages are only for tenant's employees and visitors, and not for sale.

25) Only telephone company technicians authorized by Building management may enter and work in any telephone room. Lessees who hire a telephone company to do work in a Building are responsible for notifying the company to instruct their technicians to obtain authority from Lessor to enter telephone rooms and other parts of the Building.

26)      Omitted.

27) Lessees shall store their trash and garbage in their Premises in receptacles which facilitate disposal by ordinary methods in Aliso Viejo. Boxes, receptacles, etc., which are used in moving tenants into the Building will be removed from the Building by the moving company or Lessee will absorb the cost of removal. Disposal cost of excessive trash or garbage beyond the normal ordinary garbage of an office facility will be at the cost of the Lessee.

28)      Omitted.

29) Lessees may place generators in their Premises upon Lessor's consent, which shall not be unreasonably withheld. Lessees may place generators elsewhere in the Project upon Lessor's consent. All costs of generators shall be borne by the Lessee, including installation, maintenance, sound insulation and visual screening.

                                    Exhibit E

                             Form of AEW Commitment

         For the benefit of QLogic, a Delaware corporation ("Lessee"), AEW Partners II, L.P., a Delaware limited partnership ("AEW") hereby executes this agreement effective as of ___ with respect to that certain Standard Industrial/Commercial Single Tenant Lease - Net (American Industrial Real Estate Association (Form 204N-R-2/97)) and Addendum thereto dated as of ___, 1998 between Lessee and AEW/Parker South, LLC, a Delaware limited liability company ("Lease"), which is incorporated herein by this reference. All capitalized terms not defined herein shall have the meaning specified in the Lease.

         AEW hereby guarantees the repayment to Lessee of the Draw Balance if, when and as due pursuant to the Lease.

In witness whereof, the undersigned has executed this agreement as of the above effective date.

                                   AEW Partners II, L.P., a Delaware limited partnership

                                   By:_________________________________

                                   Title:_______________________________

                                    Exhibit F

                                 SALE AGREEMENT

         This Sale Agreement ("Agreement"), dated as of __________________, 1999 ("Effective Date"), is made between AEW/Parker South, LLC, a Delaware limited liability company ("Seller") and QLogic, a Delaware corporation ("Buyer").

                                    RECITALS

         A. Subject to the terms of this Agreement, Seller wishes to sell, and Buyer wishes to purchase, the Property defined in 1.3.

         B. This Agreement is made pursuant to an option granted pursuant to that certain Standard Industrial/Commercial Single Tenant Lease - Net (American Industrial Real Estate Association
                  (1997)) and Addendum thereto between Buyer and Seller dated as of November 15, 1998 ("Lease").

         NOW, THEREFORE, in consideration of the mutual covenants and conditions herein and for other good and valuable consideration, the receipt and adequacy of which are hereby acknowledged, Seller and Buyer agree as follows:

1.       PURCHASE AND SALE OF PROPERTY

         1.1 SIGNIFICANT DEFINITIONS. All capitalized terms not defined herein shall have the meaning set forth in the Lease which is incorporated herein. The terms below are hereby defined as follows:

         "Closing": the exchange of money and documents as described herein, and will be determined to have occurred when Seller's Grant Deed to Buyer has been recorded.

         "Closing Date": The later of (i) sixty (60) days after the Buildings 3-4 Commencement Date, (ii) completion of the Lease 51.5(e) Punchlist items, or (iii) final determination of the area measurements as provided in the "Purchase Price" definition below.

         "Escrow Holder": First American Title Insurance Company.

         "Lot": Lot Nos. 1-6 of Parcel Map 15638, Orange County California.

         "Purchase Price": The sum of (i) $161.00 per gross square foot in the Premises (defined in the Lease) for Lots 1 and 3-6 as improved, plus
         (ii) $2,734,479 for Lot 2. The gross square footage in the Premises shall be determined pursuant to Lease 1.2(c).

         1.2 PURCHASE AND SALE. Upon the terms and subject to the conditions of this Agreement, Seller shall sell to Buyer, and Buyer shall purchase from Seller, the Property (as defined in 1.3 and 1.4) at Closing (as defined in 8.2).

         1.3 DESCRIPTION OF PROPERTY. The "Property" shall consist of the following:

         (a) LAND AND IMPROVEMENTS. The Lot and any improvements thereon ("Improvements").

         (b) APPURTENANCES. The interest of Seller in all rights, privileges and easements appurtenant to the Lot and Improvements, including all minerals, oil, gas and other hydrocarbon substances on and under the Lot, as well as all development rights, air rights, water, water rights and water stock relating to the Lot and Improvements and any other easements, rights-of-way or appurtenances used in connection with the beneficial use or enjoyment of the Lot and Improvements and, to the extent that they relate to the Lot and Improvements, all of Seller's rights, easements or other interests, if any, in and to adjacent streets, alleys and rights-of-way, and water and sewer taps, sanitary or storm sewer capacity or reservations and rights under utility agreements with any applicable governmental or quasi-governmental entities or agencies with respect to the providing of utility services to the Lot, and all permits, development rights and construction warranties with respect to the Lot and Improvements ("Appurtenances"). The Lot, Improvements and Appurtenances are collectively referred to as the "Real Property." The Real Property shall be transferred to Buyer at Closing (as defined in 8.2) pursuant to a grant deed in the form of Exhibit A ("Grant Deed").

2. PURCHASE PRICE. Buyer shall pay the Purchase Price for the purchase of the Property. Buyer shall deliver the Purchase Price to Seller through Escrow (defined in 8.1) in immediately available federal funds at Closing, in accordance with 8.4. Purchaser shall be entitled to a credit against the Purchase Price in the amount of:

         (i)   the Draw Balance;

         (ii)  the $350,000 Option Fee; and

         (iii) all prepaid Rent under the Lease and the Security Deposit.

3.       CONDITION OF PROPERTY.

         3.1 INSPECTION. Buyer has been and through the Closing will be the sole tenant of the Property. Buyer is fully aware of all aspects of the Property. Subject to 6 and 7, Buyer agrees, and represents and warrants, that it will purchase the Property "as is" and solely in reliance on its own investigation of the Property. Buyer agrees, and represents and warrants, that it has conducted an investigation and determine to its satisfaction each and every matter of concern or relevance relating to the Property, including without limitation the financial, legal title, physical and environmental condition of the Property, soils, settlement or subsidence conditions, applicable governmental laws and regulations, zoning, building code, access, environmental and land use laws and regulations and the extent to which the Property complies therewith, and the fitness of the Property for Buyer's contemplated use, the presence of hazardous materials on the Property and, in general, its environmental condition, title matters and contracts to be assumed by Buyer (collectively, the "Condition of the Property"). Subject to 6, 7 and Seller's fraud, Buyer agrees and represents and warrants, that (i) it will purchase the Property subject to each and every

Condition of the Property, including adverse conditions that may not have been revealed by its investigation of the Property, (ii) Seller has no obligation to repair, correct or compensate Buyer for any Condition of the Property, and (iii) by acquiring the Property, Buyer shall have waived any and all objections to the Condition of the Property, whether or not any Condition of the Property would have been disclosed by inspection. Buyer agrees that no Condition of the Property, whether or not known or discovered by either Buyer or Seller at a later date, shall affect this transaction and the Purchase Price paid for the Property hereunder, and that Buyer shall be obligated to purchase the Property notwithstanding the Condition of the Property.

         Except to the extent provided in 9.2 and Seller's fraud, Buyer hereby waives, releases, acquits, and forever discharges Seller, and Seller's agents, directors, officers and employees to the maximum extent permitted by law, of and from any and all claims, actions, causes of action, demands, rights, liabilities, damages, losses, costs, expenses, or compensation whatsoever, direct or indirect, known or unknown, foreseen or unforeseen, that it now has or which may arise in the future on account of or in any way growing out of or connected with the Condition of the Property. BUYER EXPRESSLY WAIVES ANY OF ITS RIGHTS GRANTED UNDER CALIFORNIA CIVIL CODE SECTION 1542, WHICH PROVIDES AS
FOLLOWS: "A GENERAL RELEASE DOES NOT EXTEND TO CLAIMS WHICH THE CREDITOR DOES NOT KNOW OR SUSPECT TO EXIST IN HIS FAVOR AT THE TIME OF EXECUTING THE RELEASE, WHICH IF KNOWN BY HIM MUST HAVE MATERIALLY AFFECTED HIS SETTLEMENT WITH THE DEBTOR."

         Initials:         Buyer: __________Seller: __________

         3.2 BOOKS AND RECORDS. Seller shall make available for inspection, review and copying by Buyer, at Buyer's sole cost and expense, such documents, plans, records, files and other information respecting the Property that are in Seller's possession (collectively, the "Books and Records"). Seller shall make the Books and Records available to Buyer at the offices of Seller for inspection on reasonable prior notice, which may be written or oral. Buyer shall be entitled to make copies of such items at Buyer's cost. Except as provided in 7, Seller makes no representation or warranty regarding the correctness, accuracy or completeness of the Books and Records. The Books and Records specifically exclude organizational, financial and accounting records and documents regarding the operations of Seller or its predecessor in title or their affiliates or subsidiaries as an entity, as opposed to records concerning only the Property; attorney-client communications and attorney work product and property valuation information; loan documents regarding loans no longer encumbering any of the Property, information regarding potential buyers, marketing records, accounting data regarding properties formerly owned by Seller or its predecessor in title, and agreements and records regarding the partnerships that own or formerly owned any other Property. It shall be a condition for Buyer's benefit that, on or before fifteen (15) days after the Effective Date, Buyer shall investigate and approve, in its sole discretion, the 3.2 Books and Records.

4. TITLE. Buyer agrees to take title to the Property subject to the following ("Permitted Exceptions"), which are hereby approved by Buyer:

         (i) General, special and supplemental real property taxes and assessments which are a lien not delinquent as of the Effective Date.

         (ii) Matters not of record but discoverable by a survey.

         (iii) Exception Nos. 2-20 in the Title Policy No. OR-9525605-A issued by First American Title Insurance Company dated as of November 25, 1998.

         (iv) All public and private utility easements (including without limitation, utility services for: power; water; sewer; local and long distance telephone; internet, television and other communications cable and broadband services; burglar, fire and other security/alarm services; and energy management and building management services) granted by Grantor prior to the date hereof in connection with the development of the Land and improvements thereon.

         (v) The easement reserved in the grant deed attached as Exhibit A.

         If Buyer receives notice from the Escrow Holder that it intends to include one or more additional exceptions to title in addition to the Permitted Exceptions, Buyer may, within five (5) business days after receipt of such notice and a complete copy of the additional exception(s) for review by Buyer, notify Seller ("Buyer's Title Notice") of the additional title exceptions to which it objects ("Title Objections"), provided, however, that Buyer may object only if Buyer reasonably determines that the exceptions materially and adversely affect the use and enjoyment of the Property for Buyer's contemplated use, and Buyer may not object to any public and private utility easements (including without limitation, utility services for: power; water; sewer; local and long distance telephone; internet, television and other communications cable and broadband services; burglar, fire and other security/alarm services; and energy management and building management services) granted by Seller in connection with the development of the Property provided that Buyer shall not be bound by any service contract that is not terminable upon not more than six (6) months' notice. If Buyer fails to deliver timely notice within the required period, such Title Objections shall be disapproved as additional Permitted Exceptions. Seller shall have the shorter of five (5) days after Buyer's Title Notice, or until two
(2) Business Days before the Closing Date, within which to deliver to Buyer a notice ("Seller's Title Notice") indicating whether Seller will eliminate or cure such Title Objections by the Closing. If Seller elects to eliminate or cure an Title Objection, the elimination or curing by Seller of the Title Objections shall be completed on or before the Closing. If Seller (a) does not deliver Seller's Title Notice within the required time, or (b) notifies Buyer that Seller is unable or unwilling to cure such Title Objections, Buyer shall have three (3) Business Days to elect to waive such Title Objections or deliver to Seller written notice terminating this Agreement pursuant to 3.3. If Buyer fails to give Seller notice of its election within the time set forth in the previous sentence, such Title Objections shall be disapproved and this Agreement shall terminate.

         Seller shall not provide a survey to Buyer. Buyer shall be entitled to obtain a survey, seek extended title coverage and seek any endorsements it may elect; however, no such matters shall constitute conditions for Buyer's benefit or entitle Buyer to extend the Closing Date, however if Buyer cannot obtain an extended coverage policy of title insurance and endorsements that it reasonably requires, Buyer shall be entitled to terminate this Agreement without obligation to Seller.

5.       CONDITIONS TO CLOSING

         5.1 BUYER'S CLOSING CONDITIONS. Buyer's obligation to purchase the Property is expressly conditioned on the fulfillment of each of the conditions precedent at or before Closing described below ("Buyer's Closing Conditions"). Buyer's Closing Conditions are solely for Buyer's benefit and any and all of Buyer's Closing Conditions may be waived in writing by Buyer in whole or in part without prior notice.

         (a) TITLE. Title to the Real Property shall be conveyed to Buyer by Grant Deed subject to the Permitted Exceptions. It shall be a Buyer's Closing Condition that the Escrow Holder shall be irrevocably and unconditionally committed to issue to Buyer an extended coverage Owner's Policy together with such endorsements as Buyer shall reasonably require ("Title Policy") insuring title to the Real Property in an amount equal to the Purchase Price, subject only to the Permitted Exceptions.

         (b) NO BREACH. There shall be no material, uncured default by Seller under the Lease (except monetary defaults resolvable by 8.4(a)) or this Agreement.

         5.2 TERMINATION. If Buyer's Closing Conditions or Seller's Closing Conditions, as the case may be, are not approved or waived within the time period allowed, this Agreement may be terminated by the party in whose favor the Closing Condition runs by written notice to the other. If this Agreement is so terminated, the parties shall have no further obligation or liability under this Agreement, except as provided in 9, and this 5.2. Any cancellation fee or other costs of the Escrow Holder shall be borne equally by Seller and Buyer and each party shall pay its own expenses.

6. CONSTRUCTION DEFECTS. Notwithstanding any waiver by Buyer, as lessee under the Lease, pursuant to Lease 51.5(d) or otherwise, Seller shall repair or correct the following items for which Buyer has given Seller specific written notice on or before one (1) year after the Substantial Completion Date for the applicable Building:

         (i) all Defects (defined in Lease 51.5(d)), but excluding any design Defects to the Interior Improvements, which were designed by Buyer's architect; and

         (ii) all Damage items (defined in Lease 51.5(d)), but only if Buyer proves that (A) such condition existed as of the Substantial Completion Date for the applicable Building, and (B) was not caused by Buyer or its employees, contractors or agents.

Thereafter, Seller shall assign, without representation or warranty, all of Seller's right, title and interest in all construction contracts and warranties with respect to the Property. Upon the sale of any portion of the Property by Buyer to any unaffiliated third party, this 6 shall terminate as to such sold portions.

7. REPRESENTATIONS AND WARRANTIES. Seller hereby warrants and represents as of the date hereof, and again as of the Closing, as set forth below:

         (a) ORGANIZATION; AUTHORITY. Seller is a limited liability company duly organized, validly existing and in good standing under the laws of the State of California. Seller has full power and authority to enter into and perform under this Agreement. Upon Buyer's request, Seller shall deliver to Buyer a copy of corporate resolutions from Seller (if a corporation) or from Seller's corporate general partners, if applicable.

         (b) FOREIGN PERSON. Seller is not a foreign person and is a "United States Person" as such term is defined in 7701(a)(30) of the Internal Revenue Code of 1986, as amended.

         (c) LITIGATION. Except for matters caused by Buyer, Seller has received no written notice of, nor does Seller have any knowledge of, any pending litigation or arbitration proceeding or threatened litigation or arbitration affecting the Property (except for any litigation to which Buyer, but not Seller, is a party).

         (d) GOVERNMENTAL ACTION. Except for matters caused by Buyer, Seller has received no written notice from any governmental agency or private party, nor does Seller have any notice of any governmental proceeding or investigation of the Property (including without limitation matters relating to Hazardous Substances, any violation of any laws or covenants, conditions and restrictions with respect to the Property, any pending condemnation proceeding or any written notice of condemnation involving the Property).

         (e) HAZARDOUS SUBSTANCES. Except as may have been caused by Buyer or its employees, contractors, agents or invitees, Seller has no knowledge of: the use, installation, generation, production, storage, transportation to or from, or release on, under or about the Property of Hazardous Substances on or prior to the Effective Date in violation of applicable law; the existence of underground storage tanks on the Property prior to the Effective Date; and no liens relating to environmental matters had been filed against the Property as of the Effective Date or the closing date. Seller has not released any person from liability for environmental matters relating to the Property except for the entity and its affiliates selling the Lot to Seller.

         (f) BOOKS AND RECORDS. Seller delivered to Buyer the documents ("Documents") described Exhibit B-Part 2. To the actual knowledge of Russell J. Parker without the duty to perform any investigation whatsoever, Russell J. Parker reviewed all of the Documents on or about December 11, 1998 and as of December 11, 1998 he had no reason to believe that any of the information therein is incorrect or misleading as of the date specified in each such document (or if no date was specified, then as of December 11, 1998); without limitation, Buyer acknowledges that the preliminary title report did not include changes to title which occurred after the effective date thereof).

         (g) NO DEFAULTS. Except as may have been caused by Buyer, Seller is not aware of any defaults under any agreements affecting or relating to the Property to be assumed by Buyer, nor has Seller been advised of any defaults or alleged defaults under any such agreements.

         (h) OTHER AGREEMENTS. There are no other agreements to which Buyer will be subject which were executed by Seller or known to Seller as affecting or relating to the Property other than those that have been disclosed to Buyer in writing or are Permitted Exceptions.

8.       CLOSING

         8.1 ESCROW. Within two (2) Business Days after the full execution of this Agreement by the parties, Buyer shall deliver a fully executed copy of this Agreement to Escrow Holder with instructions to open escrow ("Escrow"). Buyer and Seller shall promptly upon request therefor execute such additional escrow instructions as are reasonably required to consummate the transaction contemplated by this Agreement and are not inconsistent herewith.

         8.2 CLOSING. Seller and Buyer agree that the Closing shall occur on the Closing Date. The Closing will be at the offices of the Escrow Holder or such other place as the parties may agree.

         8.3 SELLER'S CLOSING OBLIGATIONS. Not later than one (1) Business Day before the Closing Date, Seller shall deliver to the Escrow Holder for delivery to Buyer (or the party noted below) through Escrow the following:

         (a) The Grant Deed, duly executed and acknowledged by the Seller and in recordable form;

         (b) Certificates required by 1445 of the Internal Revenue Code of 1986, as amended, and California Revenue and Taxation Code 18815 executed by Seller and in a form satisfactory to Buyer, to relieve Buyer of any potential transferee withholding liability under such Section;

         (c) An assignment of all intangible portions of the Property, including all applicable contract rights construction warranties, in form reasonably acceptable to Buyer, provided that any contracts for which Seller is personally liable shall either be terminated at the Closing or assumed by Buyer.

         (d) The documents described on Exhibit B-Part 1 and any of the following to the extent in Seller's control or possession: any entitlements; other documents and materials relating exclusively to the ownership, operation, construction and maintenance of the Property.

         (e) Other documents reasonably required to properly consummate this transaction.

         8.4 BUYER'S CLOSING OBLIGATIONS. Not later than one (1) Business Day before the Closing Date, Buyer will deliver to the Escrow Holder for delivery to Seller (or the party noted below) through Escrow the following:

         (a) Immediately available federal funds as are required to be paid by Buyer under this Agreement in an amount equal to (i) the Purchase Price, (ii) plus any past due Rent under the Lease (whether any notice and cure period have expired), (iii) minus any monetary sums due from lessor to lessee under the Lease, (iv) minus credits specified in this Agreement, and (v) plus or minus adjustments for estimated prorations and closing costs;

         (b) Two (2) executed copies of the Special Tax Disclosure in the form of Exhibit C ("Tax Disclosure");

         (c) Other documents reasonably required to properly consummate this transaction.

         8.5 CLOSE OF ESCROW. If on the Closing Date, (i) the Escrow Holder holds and can deliver the documents described in 8.3 and 8.4, (ii) the Escrow Holder is irrevocably and unconditionally committed to issue the Title Policy with respect to the Property, (iii) the Buyer has delivered the funds required under 8.4(a), and (iv) the Escrow Holder can record the Grant Deed for the Property, then the Escrow Holder shall:

         (a)  Record the Grant Deed;

         (b) Deliver the Purchase Price (less specified credits, and Seller's share of any net prorations and closing costs) as directed by Seller;

         (c) Deliver one copy of the executed Tax Disclosure to the Capistrano Unified School District, attn: Mr. David Doomey, Facilities Fund Administrator, 32972 Calle Perfecto, San Juan Capistrano CA 92675, and the second copy to Seller;

         (d) Deliver the remaining documents to the parties specified in 8.3 and 8.4; and

         (e) Deliver the remaining funds to Seller or Buyer, as the case may be, after taking into account all items chargeable to the account of Seller and Buyer pursuant to 8.7 and 8.8.

         8.6 TERMINATION OF ESCROW. If Closing does not take place as set forth in 8.2, then the Escrow shall terminate, and all documents deposited into Escrow shall be returned to the respective parties.

         8.7 PRORATIONS. Buyer shall be entitled to the prepaid portion of rents on the Lease. Real property taxes and current installments of assessments applicable to the Property and other expenses applicable to the Property shall not be prorated.

         8.8 CLOSING COSTS. Seller shall pay the real property transfer taxes on this transaction and the premium for a standard form owner's policy of title insurance in the amount of the Purchase Price. Buyer shall pay any additional premiums or charges with respect to the Title Policy, including any extended coverage and endorsements. Seller and Buyer shall each pay one-half of the escrow fees. Seller shall pay the costs of recording any necessary releases or reconveyances, and Buyer shall pay the costs of recording the Grant Deed and any other documents. All other closing costs shall be divided as is customary in Orange County. This 8.8 shall survive the Closing.

         8.9 COMMISSIONS. Lease 15 is hereby incorporated herein by this reference.

         8.10 PARTIES TO BEAR OWN EXPENSES. Each of the parties hereto shall pay all the costs and expenses incurred or to be incurred by them in negotiating and preparing this Agreement and in carrying out the transaction contemplated hereby.

         8.11 LEASE TERMINATION. Upon the Closing, the Lease shall terminate, and neither party shall have any further liability thereunder, except for those indemnities which the Lease expressly states will survive the Lease termination.

         8.12 CAM CONTRACTS. If any contracts for CAM Activities (see Lease 7.1.1) exist, prior to the Closing, Seller shall provide Buyer with notice thereof and a copy of each such contract and, at Buyer's election, Seller shall either (i) assign contract(s) to Buyer who shall assume all obligation thereunder arising after the Closing Date, or (ii) deliver written notice terminating such contract(s) as of the Closing Date or such later date as Buyer may specify, provided that if such termination results in a penalty or early termination payment under such contracts, Buyer shall be responsible to pay such amount, which liability shall arise upon Buyer's election to terminate and shall survive termination of this Agreement notwithstanding 9.1. All amounts due under such contracts continuing beyond the Closing Date shall be prorated pursuant to 8.7.

         8.13 PUNCHLIST HOLDBACK. Buyer shall be entitled retain in Escrow and hold back from disbursements to Seller an amount that is reasonably determined to equal one hundred fifty percent (150%) of the amount of remedying any unresolved Punchlist items (see Lease 51.5(d)), or closeout package items which are set forth in Exhibit B-Part 1.

         8.14 DEVELOPMENT BONDS. Seller previously posted an outstanding bond for $216,000 as a condition to recordation of the tract map. Upon completion of the improvements pursuant to the Lease, Seller will seek to have the bond reduced since it will only apply to uncompleted work regarding Lot 2, however, Seller has no absolute right to obtain such a reduction. At the Closing, Buyer shall cause such bond, whether or not reduced, to be replaced.

9.       DEFAULT

         9.1 BUYER'S DEFAULT. This Agreement is made pursuant to an option for which a fee has been paid. Therefore, if Buyer defaults prior to Closing, except for the liability specified in 8.12, Seller's sole and exclusive remedy shall be to terminate this Agreement. Buyer shall not be determined to be in default unless Buyer has received written notice of such default and has failed to cure such default within fifteen (15) days thereafter.

         9.2 SELLER'S DEFAULT. Seller shall be in default hereunder if Seller
(i) fails, for any reason other than Buyer's default hereunder or the failure of a condition precedent to Seller's obligation to perform hereunder, to meet, comply with, or perform any covenant, agreement or obligation on its part required within the time limits and in the manner required in this Agreement, or
(ii) there shall have occurred a material breach of any representation or warranty (made by Seller); provided, however, no such default shall have occurred unless and until Buyer has given Seller written notice thereof, describing the nature of the default, and Seller has failed to cure such default within fifteen (15) days of receipt of such notice (but in any event before the Closing Date, unless such default occurs after Closing).

         If Seller shall be determined to be in default under 9.2 at or before Closing, and Buyer does not waive such default, Buyer may pursue any or all remedies to which it may be entitled.

10. RISK OF LOSS. If any casualty event occurs prior to the applicable Rent Commencement Date, Seller shall be responsible to repair any casualty damage within a reasonable time in the exercise of due diligence and the Closing shall be postponed until substantial completion thereof. If any casualty event occurs after the applicable Rent Commencement Date:

         (i) if Seller is obligated to repair such damage pursuant to the Lease, then Buyer shall elect one of the following: (A) Seller shall repair such damage within a reasonable time in the exercise of due diligence and the Closing shall be deferred until substantial completion thereof; or (B) the Closing shall occur as scheduled, Buyer shall waive such requirement and at the Closing Seller shall assign all casualty insurance (but not rental abatement) proceeds to Buyer; or (C) Buyer shall terminate this Agreement; and

         (ii) if Seller is NOT obligated to repair such damage pursuant to the Lease, then Buyer shall elect one of the following: (A) the Closing shall occur as scheduled and at the Closing Seller shall assign all casualty insurance (but not rental abatement) proceeds to Buyer; or (B) Buyer shall terminate this Agreement.

Regardless, in no event shall Buyer be entitled to a reduction in the Purchase Price as a result of a casualty event.

11.      MISCELLANEOUS

         11.1 DEFINITION OF BUSINESS DAY. For purposes of this Agreement, "Business Day" means any day other than Saturday, Sunday or a holiday observed by national or federally chartered banks. Any event specified to occur on a non-Business Day shall be extended automatically to the end of the first Business Day thereafter.

         11.2 BINDING EFFECT. Subject to the restrictions on assignment contained in 11.3, this Agreement shall be binding on and shall inure to the benefit of the parties to it and their respective legal representatives, successors and assigns.

         11.3 ASSIGNMENT. This Agreement may not be assigned by Buyer without Seller's prior written consent which may be withheld in Seller's sole discretion; except that without Seller's consent, Buyer may assign this Agreement (i) to any affiliate or subsidiary of Buyer, or (ii) to any unaffiliated entity provided the assignee executes an amendment terminating 6.

         11.4 SEVERABILITY. If any term, covenant, provision, paragraph or condition of this Agreement shall be illegal,such illegality shall not invalidate the whole Agreement, but, to the extent permitted by law, the Agreement shall be construed to give effect to the intent manifested by the portion held inoperative or invalid and the rights and obligations of the parties shall be construed and enforced accordingly.

         11.5 ENTIRE UNDERSTANDING. This Agreement and the Lease represents the entire understanding of Buyer and Seller and supersedes all prior and concurrent written or oral agreements or representations, if any, relative to the subject matter involved.

         11.6 AMENDMENTS. This Agreement may not be modified, changed or supplemented except by written instrument signed by both parties.

         11.7 CALIFORNIA LAW. The interpretation and performance of this Agreement shall be governed by the laws of the State of California applied to agreements to be performed entirely within the State of California by residents of the State of California.

         11.8 WAIVER. All waivers by either party shall be in writing. The waiver by either party of any breach of any term, covenant or condition of this Agreement shall not constitute a waiver of such term, covenant or condition or any subsequent breach of the same or any other term, covenant or condition of this Agreement.

         11.9 NOTICES. The notice provisions in the Lease are hereby incorporated herein by this reference.

         11.10 CAPTIONS. The captions inserted herein are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Agreement or the intent of any of the provisions hereof.

         11.11 EXHIBITS. All exhibits and schedules referred to herein are incorporated by reference as though fully set forth herein.

         11.12 TIME OF THE ESSENCE. Time is of the essence in this Agreement and failure to comply with this provision shall be a material breach of this Agreement.

         11.13 ATTORNEYS' FEES. Should any party institute any action, proceeding, suit, arbitration, appeal or other similar proceeding or other non-judicial dispute resolution mechanism ("Action") to enforce or interpret this Agreement or any provision hereof, for damages by reason of any alleged breach of this Agreement or of any provision hereof, or for a declaration of rights hereunder, the prevailing party in such Action shall be entitled to receive from the other party(s) all reasonable attorneys' fees, accountants' fees, expert witness fees, and any and all other similar fees, costs and expenses incurred by the prevailing party in connection with the Action and preparations therefor.

         11.14 COUNTERPARTS. This Agreement may be executed in counterparts, each of which when executed shall constitute an original and all of which counterparts taken together shall constitute but one and the same instrument. Signature pages may be detached from the counterparts and attached to a single copy of this Agreement to form one document.

         11.15 SURVIVAL. In addition to any other provisions which expressly survive the Closing or earlier termination of this Agreement pursuant to the terms hereof, 3, 6 and 7 shall survive the Closing.

         12. PROPERTY MANAGEMENT. If Buyer elects to hire an unaffiliated property manager for the Property after the Closing Date, as a courtesy, Buyer shall first negotiate with Parker Properties therefor upon market terms and conditions, but without any obligation whatsoever to Parker Properties.

         IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date first written above.

            "Buyer"               QLogic, a Delaware corporation

                                  By:________________________________

                                  Name:_____________________________

                                  Title:_______________________________


            "Seller" AEW/Parker South, LLC a California limited liability company

                                  By: AEW/Parker, LLC, a California limited
                                      liability company, sole member

                                      By: Eastrich Aliso I, LLC, a Delaware
                                          limited liability company

                                          By:___________________________________
                                             James Flynn, authorized signatory

Exhibits: A  Grant Deed
          B  Closeout Package
               Part 1 - Documents to be delivered at Closing
               Part 2 - Documents previously delivered
          C  Tax Disclosure

Acceptance:
First American Title Insurance Company

By:___________________________________

                           EXHIBIT A TO SALE AGREEMENT

RECORDING REQUESTED BY
AND WHEN RECORDED RETURN TO:

_________________________________
_________________________________
_________________________________
________________________________________________________________________________
                   (Space above this line for Recorder's use)

                                        Transfer tax not to be shown of public
                                        record. See attached statement submitted herewith.

                                   GRANT DEED
                                   ----------

         FOR VALUABLE CONSIDERATION, receipt of which is hereby acknowledged, _________________ ("Grantor"), hereby grants to ____________ ("Grantee"), all that certain real property (the "Property") located in the County of Orange, State of California, and described on Exhibit A attached hereto and incorporated herein by this reference;

         Except that, Grantor expressly reserves a sign easement for the benefit of Grantor to maintain the signs in the location depicted on Exhibit B hereto for a period of eighteen (18) months after recordation of this Deed. Such easement shall include the right to access for the purpose of maintenance and repair. After such eighteen (18) month period, ownership of such signs shall vest in Grantee.

         The implied covenants applicable to grant deeds specified in Civil Code 1113 are expressly incorporated herein by this reference ("Covenant") with the following exceptions and modifications: the existence of the following exceptions to title shall NOT constitute a breach of the Covenant: (A) all exceptions to title set forth on Exhibit C hereto; (B) the above reservation of sign easement; and (C) any exceptions to title that were in effect prior to November 25, 1998. Except as provided above or in the Sale Agreement dated ___ by and between Grantor and Grantee, Grantor makes no express or implied covenants, representations or warranties, all of which are hereby disclaimed.

Dated: ___________ 199__.           _________________________


                                             By:______________________

Exhibits:     A - Legal description
              B - Sign easement locations
              C - Permitted exceptions

                      EXHIBIT A TO DEED - LEGAL DESCRIPTION

                   EXHIBIT B TO DEED - SIGN EASEMENT LOCATIONS

                    EXHIBIT C TO DEED - PERMITTED EXCEPTIONS

1. General, special and supplemental real property taxes and assessments which are a lien not delinquent as of the Effective Date.

2.       Matters not of record but discoverable by a survey.

3. Exception Nos. 2-20 in the Title Policy No. OR-9525605-A issued by First American Title Insurance Company dated as of November 25, 1998.

4. [To be completed at closing to include "All public and private utility easements (including without limitation, utility services for: power; water; sewer; local and long distance telephone; internet, television and other communications cable and broadband services; burglar, fire and other security/alarm services; and energy management and building management services) granted by Grantor prior to the date hereof in connection with the development of the Land and improvements thereon".]

5.       Any other exceptions caused by Buyer.

6.       [All other exceptions, if any, expressly approved by Buyer in writing.]

                           EXHIBIT B TO SALE AGREEMENT

                                Closeout Package

PART 1.  DOCUMENTS TO BE DELIVERED AT CLOSING

1. All of the following concerning the Property:

         An copy of all construction contracts and change orders

         An assignment of all construction warranties with respect to Property improvements, including roof, electrical, plumbing, HVAC, and mechanical

         "As Built" plans (3 sets, in digitized form)

         Lessor's Architect's certification of the gross area of the property improvements pursuant to Lease 1.2(c).

         Unconditional lien releases for the general contractor and all subcontractors having filed preliminary liens (provided however, that this requirement shall terminate upon expiration of the applicable lien period.

         Temporary or final, as applicable, certificates of occupancy and other permits required to have been obtained by Seller, in its capacity as lessor of the Property.

         All service contracts to which Buyer will be bound.

2. All of the following in Seller's control or possession concerning the Property, and excepting those specified in Part 2 below:

         Environmental reports

         Geological and soils reports

         A list of all subcontractor names and addresses providing work or services in excess of $50,000

         Permits

PART 2.  DOCUMENTS DELIVERED ON OR ABOUT DECEMBER 11, 1998

         Estimated Fees & Taxes for Aliso Viejo Tentative 13435 as of 1/25/98.

         County of Orange Off-Street Parking Regulations, September 1991.

         Development Agreement Between The County of Orange, California and Mission Viejo

         Company and Mission Viejo Business Properties, Recorded October 29,
         1987.

         First American Title Insurance Co - Preliminary Report - OR-9825605.

         Tract No. 15638 - Survey date, June 1998 - Agreement No. S 898-2592.

         Development Agreement Between The County of Orange, California and Aliso Viejo Company and Mission Viejo Business Properties, Dated February 22, 1998.

         Irrevocable Offer to Convey Easement - Recorded October 3, 1991.

         4th Revised Aliso Viejo Planned Community Development Plan & Supplemental Text Recorded, July 3, 1991.

         Agreement for Drainage Encumbrance, Dated, September 29, 1994.

         Exclusive Agreement Between Landowners - 9532208-RO, Dated 12/26/95.

         Declaration of Covenants, Conditions and Restrictions and Reservation of Easements for Park Plaza at Aliso Viejo Town Center - 9562946M - 19950558554, Dated 12/14/95.

         Declaration of Covenants, Conditions and Restrictions for Aliso Viejo Community Association - 82-118253 - Recorded April 6, 1982.

         Final Tentative Tract Map Report Map #TT 13435 3rd Revision (Vesting) - Dated March 1, 1989, March 7, 1991, February 14, 1996, August 6, 1997.

         Revision 3 Vesting Tentative Tract Map #TT 13435 - Town Center Planning Area 40 - Dated August 13, 1997.

         Tract No. 15516 - Dated 12/31/97.

         Preliminary Geotechnical Investigation Tentative Tract #13435 Planning Area (PA) 40.4 Aliso Viejo, California - Dated, December 21, 1988 - 70-221.

         Geotechnical Aliso Viejo Planning Area 40 Tentative Tract #13435 and Adjacent Slopes (within Tentative Tract 13235) Geotechnical Review of Revision 8 to the 40-Scale Grading Plan - Dated, January 19, 1996.

         AEW/PARKER, LLC SUMMIT PROJECT TEAM LIST - Dated 12/11/98.


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

*                          EXHIBIT C TO SALE AGREEMENT
                              NOTICE OF SPECIAL TAX

                     COMMUNITY FACILITIES DISTRICT NO. 88-1
                          COUNTY OF ORANGE, CALIFORNIA
                                  (ALISO VIEJO)

TO:      THE PROSPECTIVE PURCHASER OF THE REAL PROPERTY
         ("PROPERTY") KNOWN AS:

                            Lot ___, Tract No. ______

         THIS IS A NOTIFICATION TO YOU PRIOR TO YOUR ENTERING INTO A CONTRACT TO PURCHASE THIS PROPERTY. THE SELLER IS REQUIRED TO GIVE YOU THIS NOTICE AND TO OBTAIN A COPY SIGNED BY YOU TO INDICATE THAT YOU HAVE RECEIVED AND READ A COPY OF THIS NOTICE.

         (1) This Property is subject to a special tax, which is in addition to the regular property taxes and any other charges, fees, special taxes and benefit assessments on the parcel. It is imposed on this Property because it is a new development, and may not be imposed generally upon property outside of this new development. If you fail to pay this tax when due each year, the Property may be foreclosed upon and sold. The tax is used to provide public facilities that are likely to particularly benefit the Property. YOU SHOULD TAKE THIS TAX AND THE BENEFITS FROM THE FACILITIES FOR WHICH IT PAYS INTO ACCOUNT IN DECIDING WHETHER TO BUY THIS PROPERTY.

         (2) The maximum special tax which may be levied against this parcel to pay for public facilities is $12,000 per acre during the 1997-98 tax year. This amount may be levied each year until a building permit is issued for such parcel, following which the parcel will be taxed at the applicable rate for developed property based on the size and type of structure being built. The special tax will be levied each year until all of the authorized facilities are built and all special tax bonds are repaid.

         (3) The authorized facilities which are being paid for by the special taxes, and by the money received from the sale of bonds which are being repaid by the special taxes, are:

                  Fire Station, Library, Sheriff Substation, Drainage Facilities, Bridges, Public Utilities for Electricity and Gas, Roadway Improvements and San Joaquin Hills Transportation Corridor

         These facilities may not yet have all been constructed or acquired, and it is possible that some may never be constructed or acquired.

         In addition, the special taxes may be used to pay for costs of the following services:


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

                  Police Protection, Fire Protection, Ambulance, Paramedic, Flood and Storm Protection, Recreation Program, Library and Open Space Services

         YOU MAY OBTAIN A COPY OF THE RESOLUTION OF FORMATION WHICH AUTHORIZED CREATION OF THE COMMUNITY FACILITIES DISTRICT, AND WHICH SPECIFIES MORE PRECISELY HOW THE SPECIAL TAX IS APPORTIONED AND HOW THE PROCEEDS OF THE TAX WILL BE USED, FROM THE COUNTY OF ORANGE BY CALLING (714) 834-6036. THERE MAY BE A CHARGE FOR THIS DOCUMENT NOT TO EXCEED THE REASONABLE COST OF PROVIDING THE DOCUMENT.

         I (WE) ACKNOWLEDGE THAT I (WE) HAVE READ THIS NOTICE AND RECEIVED A COPY OF THIS NOTICE PRIOR TO ENTERING INTO A CONTRACT TO PURCHASE OR DEPOSIT RECEIPT WITH RESPECT TO THE ABOVE-REFERENCED PROPERTY. I (WE) UNDERSTAND THAT I
(WE) MAY TERMINATE THE CONTRACT TO PURCHASE OR DEPOSIT RECEIPT WITHIN THREE DAYS AFTER RECEIVING THIS NOTICE IN PERSON OR WITHIN FIVE DAYS AFTER IT WAS DEPOSITED IN THE MAIL BY GIVING WRITTEN NOTICE OF THAT TERMINATION TO THE OWNER, SUBDIVIDER, OR AGENT SELLING THE PROPERTY.

                  Property Description: Lot__ of Tract No._____.

                                        QLogic, a Delaware corporation

                                        By:_____________________________________

                                        Name:___________________________________

                                        Title:__________________________________


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